UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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AmSouth Bancorporation

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March 10, 2006

To our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of AmSouth Bancorporation scheduled for 11:00 A.M. on Thursday, April 20, 2006 at the auditorium of AmSouth Bank in the AmSouth-Harbert Plaza, 1901 Sixth Avenue North, in Birmingham, Alabama. The matters scheduled for consideration at the meeting are described in the attached Notice of Meeting of Shareholders and Proxy Statement.

Your vote is important to us, no matter how many shares you own. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check your proxy card forwarded by AmSouth or your broker or other holder of record to see the voting options available to you. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously voted your proxy.

Also enclosed is AmSouth’s 2005 Annual Report to Shareholders which contains additional information about AmSouth, including our letter to shareholders and a detailed discussion of our financial performance during the past year. We believe that this information will be useful and informative regarding the current status of your company.

Sincerely,

C. Dowd Ritter

Chairman, President and Chief

Executive Officer

Post Office Box 11007

Birmingham, Alabama 35288

NOTICE OF MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2006

TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the regular Annual Meeting of Shareholders of AMSOUTH BANCORPORATION will be held at the auditorium of AmSouth Bank in the AmSouth-Harbert Plaza, 1901 Sixth Avenue North in Birmingham, Alabama on Thursday, April 20, 2006 at 11:00 A.M., for the purpose of considering and voting upon the following matters:

1.	An AmSouth proposal to elect three directors of Class III to serve for a term of three years until the Annual Meeting of Shareholders in 2009 or until their successors are elected and qualify.

2.	An AmSouth proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company to serve for the 2006 fiscal year.

3.	Approval of the 2006 Long Term Incentive Compensation Plan.

4.	Consideration of shareholder proposals as set forth in the Proxy Statement, if presented to the meeting.

5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

All holders of record of shares of AmSouth common stock (NYSE: ASO) at the close of business on February 21, 2006 are entitled to receive notice of the meeting and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

March 10, 2006	John D. Buchanan
Secretary

YOUR VOTE IS IMPORTANT

You can vote one of three ways:

(a)	Via the Internet: Visit the web site listed on your proxy card to vote via the Internet.

(b)	By Telephone: Call the toll-free number listed on your proxy card to vote by phone.

(c)	By Mail: Mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

PROXY STATEMENT

DATED MARCH 10, 2006

AmSouth Bancorporation

P.O. Box 11007, Birmingham, Alabama 35288

For Annual Meeting of Shareholders

To be Held on April 20, 2006

GENERAL

We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of AmSouth Bancorporation (AmSouth or the Corporation or the Company) for the 2006 Annual Meeting of Shareholders to be held on April 20, 2006 and any adjournment or adjournments thereof.

We are mailing this Proxy Statement, together with a form of proxy and voting instruction card (proxy card) and the Company’s annual report for the year ended December 31, 2005, or otherwise making them available through electronic delivery, starting on or about March 16, 2006, to shareholders entitled to vote at the meeting.

Shareholders Entitled to Vote at the Meeting

If you are a registered shareholder at the close of business on the record date, February 21, 2006, you are entitled to receive this notice and to vote at the meeting. There were 345,567,367 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the meeting for each share of AmSouth common stock you own.

Electronic Access to Proxy Materials and Annual Report

Shareholders can elect to view future AmSouth Bancorporation proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save AmSouth the cost of producing and mailing these documents. If you already have internet access, there will be no additional charge for you to have electronic access via the internet to our proxy materials and annual report.

If you are a registered shareholder, you can choose to receive future annual reports and proxy statements electronically by following the prompt if you choose to vote over the Internet. Registered shareholders, as well as most beneficial shareholders, can enroll to receive electronic delivery of materials by following the instructions on the Investor Relations Resource Center at our web site, www.amsouth.com, or by accessing www.icsdelivery.com/aso.

Shareholders who choose to view future proxy statements and annual reports over the Internet will receive an e-mail with instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.

If you enroll to view AmSouth’s future annual reports and proxy statements electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future shareholders’ meetings unless you cancel it. To cancel, registered shareholders should access www.icsdelivery.com/aso and follow the instructions to cancel your enrollment. If you hold your AmSouth stock in nominee name, check the information provided by your nominee for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 or call us at 205-581-7890.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission (“SEC”) has issued rules regarding the delivery of proxy statements and information statements to households. These rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses and other disclosure documents of a particular company that would otherwise be mailed in separate envelopes to more than one person at a shared address may be mailed as one copy in one envelope addressed to all holders at that address. In accordance with that rule, several years ago AmSouth began householding all annual reports and proxy and information statements.

If you are a new registered shareholder since the record date for our 2005 Annual Meeting and you choose not to have your annual reports and proxy and information statements sent to a single household address as described above, you must opt out by marking the designated box on the enclosed proxy card. If you are a registered shareholder and if you choose to opt out of the householding program at a future date, please write to Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 or call us at 205-581-7890 or 1-800-542-1061, and we will cease householding your annual reports and proxy and information statements within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be householded until we notify you otherwise. However, if at any time you would like a separate copy of the annual report or proxy statement, please write or call us at the address or phone number shown above, and we will deliver it promptly.

If you own your AmSouth stock in nominee name (such as through a broker), information regarding householding of disclosure documents should be forwarded to you by your broker.

How to Vote Your Shares

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote one of three ways:

•	Vote by Internet: You can choose to vote your shares over the Internet site listed on the proxy card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offers access to the World Wide Web. If you vote via the Internet, you do not need to return the proxy card.

•	Vote By Telephone: You can also vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on the proxy card. To vote by phone follow the simple recorded instructions. If you vote by phone, you do not need to return the proxy card.

•	Vote by Mail: If you choose to vote by mail, simply mark the proxy card, and then date, sign and return it in the postage-paid envelope provided.

Shareholders who hold their shares beneficially in street name through a nominee (such as a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the meeting by:

•	Properly executing and delivering a later-dated proxy (including a telephone or Internet vote);

•	Voting by ballot at the meeting; or

•	Sending a written notice of revocation to the inspectors of election in care of the Corporate Secretary of AmSouth at the address shown on the cover of this proxy statement.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $11,500 plus the reimbursement of any out-of-pocket expenses incurred. It is possible that Morrow & Co. may be paid additional fees depending upon the services rendered.

In accordance with the SEC and the New York Stock Exchange (“NYSE”) rules, AmSouth will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of AmSouth common stock.

Other Matters

The Board of Directors does not know of any matters that may be brought before the Annual Meeting other than as listed in the Notice of Meeting. If any other matters are properly introduced at the Annual Meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy will vote on such matters in accordance with their discretion.

The Board’s Recommendations

If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

•	FOR the election of the three nominees as directors (see Item 1),

•	FOR the ratification of Ernst & Young LLP as independent registered public accounting firm (see Item 2),

•	FOR the approval of the 2006 Long Term Incentive Compensation Plan (see Item 3), and

•	AGAINST each of the shareholder proposals (see Items 4 and 5).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Shares of common stock, $1.00 par value per share, are the only authorized securities of AmSouth entitled to vote, and each outstanding share is entitled to one vote. Only holders of record of common stock at the close of business on February 21, 2006 will be entitled to vote at the Annual Meeting. AmSouth is currently authorized to issue up to seven hundred and fifty million (750,000,000) shares of such common stock. As of February 21, 2006, there were 345,567,367 shares of common stock of AmSouth issued, outstanding and entitled to vote.

Shareholders who are participants in AmSouth’s Direct Stock Purchase and Dividend Reinvestment Plan (the “DRP”) and/or are AmSouth employees who participate in the AmSouth Stock Fund of the AmSouth Thrift Plan will find that the enclosed proxy card or electronic voting instruction shows the total of the number of any shares held by them in their own names (but not in street name through a broker) as well as those shares, including fractions of shares, held on their behalf by the agent for the DRP and/or the trustee for the Thrift Plan.

Voting in one of the ways previously described will allow voting of all shares, including those held by the DRP agent and the trustee for the Thrift Plan. Except with respect to the election of directors, the trustee for the Thrift Plan may, in its discretion, under the terms of the Thrift Plan, vote shares for which no directions have been received.

STOCK OWNERSHIP

At December 31, 2005 no person was known to the management of AmSouth to be the beneficial owner of more than five percent of AmSouth’s outstanding common stock other than the Wealth Management Division of AmSouth Bank (see the table below). The following table reflects the number of shares of AmSouth common stock (rounded to the nearest whole number) beneficially owned by (i) AmSouth Bank, (ii) each director and nominee for director of AmSouth, (iii) the four most highly compensated executive officers who are not also directors (listed in the table under the heading Certain Executive Officers) and (iv) the directors, nominees and executive officers of AmSouth as a group.

Most of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to receive shares of AmSouth stock instead of cash when the deferred amounts are paid. Therefore, the ultimate value of the amounts deferred will be tied to the performance of AmSouth stock. As of February 21, 2006, the directors as a group held 86,734 shares of such deferred stock. Certain executive officers of AmSouth have made similar elections to defer receipt of bonuses and to receive shares of AmSouth stock when the deferred amounts are paid. Such stock, whether attributable to deferrals by directors or by executive officers, is hereinafter referred to as Deferred Stock.

	AmSouth Shares Beneficially Owned(1) As of February 21, 2006
Person, Group or Entity	Sole Power(2)		Shared Power(3)	Aggregate		Percent of Total Outstanding
AmSouth Bank ** P.O. Box 11007, Birmingham, Alabama 35288	(4)		(4)	18,957,890	(5)	5.4%
DIRECTORS AND NOMINEES
David J. Cooper, Sr.	17,782			17,782		*
Earnest W. Deavenport, Jr.	96,285			96,285		*
Don DeFosset	5,597			5,597		*
Martha R. Ingram	119,204			119,204		*
Ronald L. Kuehn, Jr.	90,846		240	91,086		*
James R. Malone	66,905		6,750	73,655		*
Charles D. McCrary	48,639			48,639		*
Claude B. Nielsen	80,583		3,536	84,119		*
C. Dowd Ritter	4,388,227	(6)	19,333	4,407,560		1.3%

CERTAIN EXECUTIVE OFFICERS
O.B. Grayson Hall, Jr.	722,898	(7)		722,898		*
W. Charles Mayer, III	963,688	(8)	18,483	982,171		*
Beth E. Mooney	669,644	(9)		669,644		*
E. W. Stephenson, Jr.	908,705	(10)	64,000	972,705		*
Directors, Nominees and Executive Officers as a group (consisting of 19 persons)	11,021,486	(11)	159,837	11,181,323		3.2%

*	Less than one percent
**	Amounts and percentage for AmSouth Bank are as of December 31, 2005

Notes

(1)	The number of shares reflected are shares which under applicable regulations of the SEC are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is divided, where applicable, into two categories: shares as to which voting/investment power is held solely, and shares as to which voting/investment power is shared.

(2)	Unless otherwise indicated in the following notes, if a beneficial owner is shown as having sole power, the owner has sole voting and sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power and shared investment power. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition. The amounts in this column include (a) shares of Deferred Stock held by the following directors in the amounts (rounded) shown: Deavenport—17,024; DeFosset—597; Ingram—6,169; Kuehn—23,598; Malone—12,098; McCrary—12,227; and Nielsen—15,021; and (b) stock options for 49,173 shares for each of directors Kuehn, Malone and Nielsen, stock options for 47,486 shares for directors Deavenport and Ingram; and stock options for 36,200 shares for director McCrary. These are options that can be exercised within 60 days. Option information for director Ritter is in footnote (6). For directors and executive officers, shares of Deferred Stock are held under deferred compensation plans and have no voting rights. Some individuals are beneficial owners of shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan. The individual has sole voting power, but no direct power of disposition over the shares held in the Stock Fund, but can elect to move monies in and out of the Fund and/or change the amount of contributions, thereby affecting the individual’s balance in the Fund.

(3)	This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee or executive officer, as to all of which beneficial ownership is disclaimed by the respective director, nominee and executive officer.

(4)	With respect to these shares, AmSouth Bank has sole voting power as to 17,170,836 shares, sole dispositive power as to 6,867,933 shares and shared dispositive power as to 4,591,996 shares.

(5)	Shares reported as beneficially owned by AmSouth Bank are held in various capacities and reflect the amount and percentage reported on Schedule 13G, dated February 14, 2006, as filed with the Securities and Exchange Commission.

(6)	Includes 3,574,875 shares which could be acquired within 60 days pursuant to stock options, 320,000 shares of restricted stock and 102,209 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(7)	Includes 623,092 shares which could be acquired within 60 days pursuant to stock options, 50,000 shares of restricted stock and 8,571 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(8)	Includes 769,809 shares which could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock and 1,861 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

(9)	Includes 522,385 shares which could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock, 1,161 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan and 17,931 shares of Deferred Stock.

(10)	Includes 729,409 shares that could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock, 6,205 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan and 12,670 shares of Deferred Stock.

(11)	151,265 of these shares are held by the AmSouth Stock Fund of the AmSouth Thrift Plan, 744,653 of these shares are restricted stock, 8,959,204 of these shares could be acquired within 60 days pursuant to stock options and 128,209 are shares of Deferred Stock.

As of February 21, 2006, AmSouth held 71,257,110 shares of its common stock as Treasury shares.

ITEM 1—ELECTION OF DIRECTORS

General

Under AmSouth’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with the term of office of each class expiring in successive years. AmSouth’s Bylaws provide that the number of directors will be fixed from time to time by the vote of two-thirds of the directors then in office who have been elected by the shareholders. The current number of directors is nine. The terms of Class III Directors expire at this Annual Meeting. The terms of Class I and Class II Directors will expire in 2007 and 2008, respectively.

The Board of Directors is recommending the election to Class III of directors Martha R. Ingram, Charles D. McCrary and C. Dowd Ritter. Each of the Class III Directors elected at this Annual Meeting will serve three-year terms expiring at the 2009 Annual Meeting of Shareholders or until the director’s respective successor is elected and qualified, except as provided in the Board Retirement Policy and the Corporate Governance Guidelines.

Proxies solicited by the Board of Directors will be voted for the election of the nominees named above, unless you withhold your vote. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, if any one of them should become unavailable, the Board of Directors may reduce the size of the board or designate a substitute. If the board designates a substitute nominee, shares represented by proxies will be voted for the substitute nominee.

The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow. The directorships shown are with corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940. Each of the directors of AmSouth is also a director of AmSouth Bank, a wholly-owned subsidiary of AmSouth.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOLLOWING THREE NOMINEES FOR ELECTION AS A DIRECTOR:

NOMINEES FOR TERMS EXPIRING IN 2009 (CLASS III)

Martha R. Ingram                                                                     Director since 1999

Ms. Ingram, 70, is the Chairman of the Board of Ingram Industries Inc., a privately held company with diversified businesses in marine transportation, book distributing and insurance, a position she has held since 1995. She also serves on the board of directors of Ingram Micro, Inc. and Weyerhaeuser, Inc.

Charles D. McCrary                                                                  Director since 2001

Mr. McCrary, 54, has been President and Chief Executive Officer of Alabama Power Company, a public utility, since October 2001. From April 2001 to October 2001, he served as President and Chief Operating Officer of Alabama Power. Mr. McCrary served as President of Southern Company Generation and Energy Marketing (and certain predecessor companies) (affiliate of public utility) from June 1998 to April 2001. He is a member of the board of directors of Alabama Power Company and Protective Life Corporation.

C. Dowd Ritter                                                                          Director since 1993

Mr. Ritter, 58, has served as President and Chief Executive Officer of AmSouth and AmSouth Bank and Chairman of the Board of AmSouth Bank since 1996. He is also the Chairman of the Board of AmSouth, a position he held September 1996 to October 1999 and January 2001 to date. Mr. Ritter serves on the board of directors of Alabama Power Company and Protective Life Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2007 (CLASS I)

Don DeFosset                                                                          Director since 2005

Mr. DeFosset, 57, is the former Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with businesses in water infrastructure, flow control, water transmission products, metallurgical coal and natural gas, and affordable homebuilding. He served as Chairman from March 2002 through September 16, 2005 and as President and Chief Executive Officer from November 2000 through September 16, 2005. He is also a director of Terex Corporation.

James R. Malone                                                                      Director since 1994

Mr. Malone, 63, is the Founding and Managing Partner of Qorval LLC, a financial and business restructuring and consulting firm. Since 2004, he has served as Vice Chairman, President and Chief Executive Officer of Brown Jordan International, Inc., a manufacturer of retail and contract furnishings. During 2005 he also served as Chairman, President and Chief Executive Officer of Cenveo Inc., a printer and manufacturer of envelopes, business forms and labels. He was Chairman of the Board 1996-2004 and Chief Executive Officer 1997-2004 of HMI Industries, Inc., a producer of cleaners for residential and commercial use and other industrial manufactured products. Mr. Malone also serves on the boards of Ametek, Inc. and Brown Jordan International, Inc.

Claude B. Nielsen                                                                      Director since 1993

Mr. Nielsen, 55, has been the Chief Executive Officer of Coca-Cola Bottling Company United, Inc., a soft drink bottler, since 1991, and its Chairman since May 2003. Mr. Nielsen also serves on the board of Colonial Properties Trust.

DIRECTORS WHOSE TERMS EXPIRE IN 2008 (CLASS II)

David J. Cooper, Sr.                                                                  Director since 2005

Mr. Cooper, 60, serves as President of Cooper/T. Smith Corporation, a privately held corporation and one of the largest stevedoring and maritime-related firms in the United States. Mr. Cooper is a member of the board of directors of Alabama Power Company.

Earnest W. Deavenport, Jr.                                                      Director since 1999

Mr. Deavenport, 67, was Chairman of the Board and Chief Executive Officer from 1994 to January 2002 of Eastman Chemical Company, a manufacturer of plastic, chemical and fiber products. He also serves on the boards of Theragenics Corporation, King Pharmaceuticals, Inc. and Acuity Brands, Inc.

Ronald L. Kuehn, Jr.                                                              Director since 1986

Mr. Kuehn, 70, has been Chairman of the Board of El Paso Corporation, a diversified energy company, since March 2003, a position he also held from October 1999 to December 2000. From March 2003 to September 2003, Mr. Kuehn served as El Paso’s Chief Executive Officer, and from September 2002 to March 2003, Mr. Kuehn was the Lead Director of El Paso. From January 2001 to March 2003, he was a business consultant. He is a member of the board of directors of The Dun & Bradstreet Corporation, El Paso Corporation and Praxair, Inc.

The Board of Directors

The full Board of Directors met ten times during 2005. To assist it in carrying out its work, the Board of Directors has the following standing committees: Audit; Corporate Governance; Human Resources; Risk and an Executive Committee. AmSouth’s Corporate Governance Guidelines, Code of Conduct and the charters for each of the Company’s standing Board committees are available on AmSouth’s website at www.amsouth.com in the Corporate Governance section of the Investor Relations Resource Center, and are available in print to any shareholder who requests them.

Audit Committee

The Audit Committee currently consists of Directors Charles D. McCrary (Chairman), Don DeFosset and Ronald L. Kuehn, Jr. Former Director Cleophus Thomas, Jr. was a member of the Audit Committee during 2005 and until his resignation from the Board of Directors on February 15, 2006. This committee is charged by the Board of Directors with several major functions, including to oversee the audit and examination of the financial condition of AmSouth and to consider and review AmSouth’s policies addressing various internal control matters. In performing these functions, the committee met eleven times during 2005.

Human Resources Committee

This committee is currently composed of Directors Claude B. Nielsen (Chairman), Earnest W. Deavenport, Jr., Martha R. Ingram and James R. Malone and met five times during 2005. The committee is charged with the oversight of AmSouth’s compensation plans and determining the compensation of senior management.

Corporate Governance Committee

The Corporate Governance Committee is charged with setting the corporate governance policies of AmSouth. The current members of this committee are Directors Ronald L. Kuehn, Jr. (Chairman), David J. Cooper, Sr. and Charles D. McCrary. Former Director Cleophus Thomas, Jr. was a member of the Corporate Governance Committee during 2005 and until his resignation from the Board of Directors on February 15, 2006. The committee is also charged with reviewing potential nominees and recommending new directors, and reviewing the structure of the Board and its operation and recommending changes where appropriate. Procedures whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of AmSouth and AmSouth’s process for nominating directors are described below in the “Miscellaneous Information—Director Nomination Process” section of this Proxy Statement. The committee met five times during 2005.

Executive Committee

This committee has the power to exercise all of the authority of the Board of Directors, to the extent allowed by law, and is specifically given the authority, among other things, to declare dividends. The current members of the committee are Directors C. Dowd Ritter (Chairman), Earnest W. Deavenport, Jr., Ronald L. Kuehn, Jr., Charles D. McCrary and Claude B. Nielsen. The committee did not meet during 2005.

Risk Committee

The Risk Committee is responsible for overseeing AmSouth’s risk management process with a focus on the Company’s major risks, including emerging risks. The current members of this committee are Directors Earnest W. Deavenport, Jr. (Chairman), David J. Cooper, Sr., James R. Malone and Claude B. Nielsen. The committee met three times in 2005.

Audit Committee Report

The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent, as required by applicable SEC rules and the listing standards of the NYSE. The Audit Committee operates pursuant to a charter, a copy of which is attached as Appendix A. The Audit Committee has also adopted procedures for handling complaints regarding accounting or auditing matters, including procedures for the confidential, anonymous submission by employees of related concerns.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements, with management and Ernst & Young LLP, AmSouth’s independent registered public accounting firm. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the firm’s independence and has discussed with Ernst & Young the firm’s independence. See the discussion under “Independent Registered Public Accounting Firm” on page 40.

Based upon the review, discussions and reports described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in AmSouth’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the SEC.

Submitted by the Audit Committee:

Charles D. McCrary, Chairman

Ronald L. Kuehn, Jr.

Audit Committee Financial Experts

The Board of Directors believes that the following members of the Audit Committee qualify as Audit Committee Financial Experts under applicable SEC regulations: Messrs. DeFosset, Kuehn and McCrary. As noted above, the Board of Directors has determined that all of these individuals are independent under applicable SEC and NYSE rules.

Code of Ethics for Senior Financial Officers

AmSouth has adopted a Code of Ethics for Senior Financial Officers. It may be found on AmSouth’s website (www.amsouth.com) in the Corporate Governance section of the Investor Relations Resource Center and is available in print to any shareholder who requests it.

Director Attendance

During 2005, all incumbent directors of AmSouth attended at least 75 percent of the total number of meetings of the Board of Directors and meetings of the committees of which they were members.

Section 16(a) Beneficial Ownership Reporting Compliance

AmSouth is not aware of any instance during 2005 in which directors or executive officers of AmSouth failed to make timely filings required by Section 16(a) of the Securities Exchange Act of 1934 other than one late report filed by Executive Officer David B. Edmonds. AmSouth has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

Director Independence

It is the judgment of the Board of Directors that the directors listed below, being all members of the Board of Directors other than the Chief Executive Officer, Mr. Ritter, are independent under the rules of the NYSE and the categorical standards adopted by the Board. These standards are attached as Appendix B to this Proxy Statement.

David J. Cooper, Sr.

Earnest W. Deavenport, Jr.

Don DeFosset

Martha R. Ingram

Ronald L. Kuehn, Jr.

James R. Malone

Charles D. McCrary

Claude B. Nielsen

Certain Relationships, Related Transactions and Legal Proceedings

Certain directors and executive officers of AmSouth and AmSouth Bank, and certain associates and members of the immediate families of these individuals, were customers of, and had loan transactions with, AmSouth Bank in the ordinary course of business during 2005. In addition, certain of the foregoing are or have been executive officers or 10 percent or more shareholders in corporations, or members of partnerships, which are customers of AmSouth Bank and which have had loan transactions with AmSouth Bank in the ordinary course of business. In the opinion of the management of AmSouth, all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and corporations and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions of a similar nature will, in all probability, occur in the future in the ordinary course of business.

Director James R. Malone is and has been a principal of financial and business restructuring and consulting firms. Through his association with these firms, Mr. Malone has occasionally served as an executive officer of companies that retain the firm to assist in their financial restructuring, and as part of the restructuring strategy some of these companies file for bankruptcy. AmSouth does not believe that Mr. Malone’s service as an executive officer with such companies, which arises solely because of his affiliation with the consulting firms, is material to an evaluation of the ability or integrity of Mr. Malone to serve as a Director of AmSouth.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides summary information concerning compensation paid by AmSouth and its subsidiaries to its Chief Executive Officer and each of the four other most highly compensated executive officers of AmSouth at December 31, 2005 (hereinafter referred to as the named executive officers), for the fiscal years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Award(s) ($)(2)	Securities underlying Options (#)	LTIP Payouts($)	All Other Compensation ($)
C. Dowd Ritter	2005	$995,000	$2,472,575	$335,117	$0	530,800	$2,004,480	$189,951	(3)
Chairman, President &	2004	$995,000	$1,636,775	$281,324	$0	582,400	$1,779,960	$209,851
Chief Executive Officer,	2003	$995,000	$1,865,000	$210,713	$0	602,000	$0	$209,851
AmSouth & AmSouth Bank

O. B. Grayson Hall, Jr.	2005	$460,000	$781,540	$45,344	$0	144,300	$311,460	$21,990	(3)
Senior Executive Vice President	2004	$375,000	$416,720	$43,414	$0	88,600	$281,990	$26,090
and Lines of Business/Operations	2003	$350,000	$398,125	$44,296	$0	100,800	$0	$23,600
and Technology Group Head

W. Charles Mayer, III	2005	$460,000	$678,040	$56,961	$0	144,300	$391,500	$25,118	(3)
Senior Executive Vice President	2004	$400,000	$348,160	$54,145	$0	113,900	$356,970	$30,718
and General Banking	2003	$385,000	$404,250	$53,211	$0	121,800	$0	$28,300
Group Head

Beth E. Mooney	2005	$455,000	$596,050	$35,162	$0	103,900	$391,500	$19,718	(3)
Senior Executive Vice President,	2004	$436,667	$383,000	$126,687	$0	113,900	$356,970	$27,190
Chief Financial Officer	2003	$385,000	$404,250	$34,372	$0	121,800	$0	$23,100
and Finance Group Head

E. W. Stephenson, Jr	2005	$455,000	$505,050	$81,014	$0	103,900	$391,500	$25,848	(3)
Senior Executive Vice President	2004	$440,000	$383,000	$253,216	$0	113,900	$356,970	$34,048
and Tennessee Banking	2003	$425,000	$463,250	$55,168	$0	121,800	$0	$30,310
Group Head

(1)	These amounts include various perquisites valued at their incremental cost to the Company. Those perquisites that for any individual exceed 25% of the individual’s total perquisites are: for Mr. Ritter, an excess supplemental disability insurance premium payment of $98,206; for Mr. Hall and Ms. Mooney, automobile allowance of $12,000 each; for Ms. Mooney, imputed financial planning of $7,425; for Mr. Hall, Mr. Mayer and Mr. Stephenson, club dues of $10,368, $17,004 and $19,616, respectively.

(2)	The following table provides information about restricted shares unreleased as of December 31, 2005.

Name	Aggregate # of Restricted Shares Held	Value Based on Year End Stock Price of $26.21
Ritter	320,000	$8,387,200
Hall	50,000	$1,310,500
Mayer	75,000	$1,965,750
Mooney	75,000	$1,965,750
Stephenson	75,000	$1,965,750

None of the restricted stock awards listed in the Footnote Table above had an original vesting schedule of less than three years. The named executive officers were granted shares of restricted stock in 2001 that do not vest until retirement, and they will be forfeited if an executive’s employment is terminated prior to retirement by him or her voluntarily or involuntarily by AmSouth, except in the case of a change in control, death or disability. Dividends are paid on all restricted shares.

(3)	These amounts reflect Company matching contributions to the AmSouth Thrift Plan and Supplemental Thrift Plan and payouts related to the former Profit Sharing Plan as shown below.

Name	Company Match Thrift	Prior Profit Sharing Plan
Ritter	$39,800	$7,670
Hall	$18,400	$2,600
Mayer	$18,400	$5,200
Mooney	$18,200	$0
Stephenson	$18,200	$4,810

In the case of Mr. Ritter, the amount shown in the Summary Compensation Table also includes the Company’s share of the annual premium paid in the amount of $142,481 for the split dollar life insurance under which he is covered. Amounts in this column also include payments of group term life insurance premiums as follows: Mr. Hall—$990; Mr. Stephenson—$2,838; Mr. Mayer and Ms. Mooney—$1,518.

Stock Options

The following table contains information regarding the grant of stock options to the named executive officers during 2005. The table sets forth the number of stock options granted at fair market value during 2005. As required by applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2015 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of 5% and 10% would result in stock prices in the year 2015 of approximately $41.59 and $66.22, respectively. The amounts shown in the table as potential realizable values for all shareholders’ stock (approximately $5.4 billion and $13.9 billion), represent the corresponding increases in the market value of shares of the common stock outstanding as of December 31, 2005. No gain to the named executives is possible without an increase in stock price, which would benefit all shareholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

The amount of value delivered to Plan participants in the form of stock options has been decreased beginning with the 2002 grants, and new Performance Units have been granted. These Units are performance-based and carry greater risk than stock options. Therefore, a significant portion of the long-term compensation of senior management is now in the form of performance-related grants that have greater risk for executives than traditional grants because they depend on meeting specific performance goals and not just on a general improvement in the stock market. Dilution is managed by AmSouth’s practice of issuing repurchased shares to meet its stock-based benefit plan requirements, rather than using newly issued shares.

OPTION GRANTS IN LAST FISCAL YEAR*

Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	If stock price at $41.59 in 2015 5% ($)	If stock price at $66.22 in 2015 10% ($)
All Shareholders’ Stock Appreciation	NA	NA	NA	NA	$5,353,345,930	$13,926,356,999
C. Dowd Ritter	530,800	6.1%	$25.53	February 8, 2015	$8,524,648	$21,598,252
O.B. Grayson Hall, Jr.	144,300	1.7%	$25.53	February 8, 2015	$2,317,458	$5,871,567
W. Charles Mayer, III	144,300	1.7%	$25.53	February 8, 2015	$2,317,458	$5,871,567
Beth E. Mooney	103,900	1.2%	$25.53	February 8, 2015	$1,668,634	$4,227,691
E. W. Stephenson, Jr.	103,900	1.2%	$25.53	February 8, 2015	$1,668,634	$4,227,691

*	These stock options were granted in February 2005. The exercise price is equal to the closing price of AmSouth common stock on the NYSE on the date of grant. The original grants provided that the options would vest over a three-year period and remain exercisable until the tenth anniversary of the date of grant. However, the Board of Directors approved the acceleration of vesting of these options effective December 29, 2005 in anticipation of the adoption of Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment (SFAS 123R) effective January 1, 2006. AmSouth has placed a restriction on executive management (including the named executives) and directors that prohibits the sale of any stock obtained through exercise of an accelerated option prior to the date the option would have vested under the terms of the original option agreement.

Option Exercises and Holdings

The following table provides information concerning the exercise of stock options during 2005 by the named executive officers and the unexercised stock options held by them at December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST

FISCAL YEAR AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End(#)	Value of Unexercised In-the-Money Options at FY-End($)
Name	Shares Acquired on Exercise (#)	Value Realized* ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable*
C. Dowd Ritter	0	$0	3,574,875/0	$16,997,051/$0
O.B. Grayson Hall, Jr.	0	$0	623,092/0	$2,593,623/$0
W. Charles Mayer, III	5,875	$55,930	769,809/0	$3,427,211/$0
Beth E. Mooney	39,165	$229,236	522,385/0	$2,223,336/$0
E. W. Stephenson, Jr.	5,875	$56,518	729,409/0	$3,399,739/$0

*	Market value of underlying securities at exercise or year-end, as applicable, minus the exercise price.

LONG TERM INCENTIVE PLANS—NON-STOCK AWARDS IN LAST FISCAL YEAR

Name	Number of Shares, Units, or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold ($)	Target ($)	Maximum ($)
C. Dowd Ritter	—	2005-2007	$583,500	$1,167,000	$2,917,500
O.B. Grayson Hall Jr.	—	2005-2007	$115,000	$310,000	$775,000
W. Charles Mayer, III	—	2005-2007	$115,000	$310,000	$775,000
Beth E. Mooney	—	2005-2007	$113,500	$227,000	$567,500
E. W. Stephenson, Jr.	—	2005-2007	$113,500	$227,000	$567,500

These grants of performance units were made pursuant to amendments to the 1996 Long Term Incentive Compensation Plan approved by the shareholders in 2002. The amount of the eventual payments will depend on the achievement of earnings per share and return on equity goals over a three year period including fiscal years 2005, 2006 and 2007.

EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2005

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	30,600,448	$23.15	17,993,705	(3)
Equity compensation plans not approved by security holders(1)(2)	5,363,705	$17.14	348,119	(4)

Total	35,964,153	$22.28	18,341,824

(1)	This includes 4,782,871 options to purchase shares of AmSouth common stock granted under an incentive compensation plan assumed from First American Corporation in a merger with AmSouth. Shareholders of First American Corporation approved such plan, but pre-merger AmSouth shareholders did not approve this plan.

(2)	This does not include outstanding options to purchase 311,203 shares of AmSouth common stock granted to employees of predecessor organizations and assumed through various mergers and acquisitions. At December 31, 2005, these assumed options had a weighted average exercise price of $16.15 per share. The plans under which these options were granted are not available for future issuances of options to purchase shares of AmSouth common stock, and in the event that any such assumed option is not exercised, no further option to purchase shares of AmSouth common stock will be issued in place of such unexercised option.

(3)	This number of shares includes 858,148 shares reserved under the AmSouth Stock Option Plan for Outside Directors and 863,716 shares of common stock reserved under the AmSouth Employee Stock Purchase Plan.

(4)	This number of shares represents shares reserved under the AmSouth Deferred Compensation Plan for future issuance.

Material features of equity compensation plans adopted or assumed without the approval of AmSouth shareholders are described below:

First American Corporation 1993 Non-Employee Director Stock Option Plan; Heritage Federal Bancshares 1994 Stock Option Plan for Non-Employee Directors

AmSouth assumed the First American Corporation 1993 Non-Employee Director Stock Option Plan, and the Heritage Federal Bancshares 1994 Stock Option Plan for Non-Employee Directors (the “FAC Director Plans”), in connection with AmSouth’s merger with First American Corporation in October 1999. Only directors of First American or Heritage Federal (a First American predecessor) who were not employees were eligible to receive awards under the FAC Director Plans. At the time the outstanding options under the FAC Director Plans were granted, the options were exercisable for common shares of First American Corporation or Heritage Federal Bancshares, as the case may be. All outstanding options were granted prior to AmSouth’s merger with First American, and awards are no longer granted under the FAC Director Plans. Under the FAC Director Plans, the exercise price of options may not be less than the fair market value of the stock into which the option is exercisable at the time of grant. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, business combinations, or other changes in capitalization as described in the FAC Director Plans.

First American Corporation Broad-Based Employee Stock Option Plan; Pioneer Bancshares, Inc. 1994 Long-Term Incentive Plan; Heritage Federal Bancshares, Inc. 1992 Stock Option Plan; Deposit Guaranty Corporation Long Term Incentive Plans

AmSouth assumed the plans described in the caption above (the “Predecessor Employee Plans”) in connection with AmSouth’s merger with First American Corporation in October 1999. Generally, only employees of the pertinent predecessor corporations were eligible to receive awards under the Predecessor Employee Plans, although under some plans non-employee directors could be granted non-qualified stock options. At the time the outstanding options under the Predecessor Employee Plans were granted, the options were exercisable for common shares of the pertinent predecessor corporation. Following AmSouth’s merger with First American, these options became exercisable for shares of AmSouth’s common stock. The number of shares these options are exercisable for and the exercise prices were adjusted in accordance with the terms of the merger between AmSouth and First American. All of these outstanding options were granted prior to AmSouth’s merger with First American, and awards are no longer granted under the Predecessor Employee Plans. Under the Predecessor Employee Plans, the exercise price of options generally may not be less than the fair market value of the underlying stock at the time of grant, although some plans permitted non-qualified options to be granted at exercise prices below market value. Options granted under the Predecessor Employee Plans were in some instances made subject to vesting over time. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the Predecessor Employee Plans. The Predecessor Employee Plans require that, in the event of a merger or other corporate reorganization affecting AmSouth, the holder of an option will be entitled to exercise such option, or, in some instances, to receive cash in the amount of the spread between the exercise price and fair market value.

AmSouth Bancorporation Deferred Compensation Plan

AmSouth has adopted the AmSouth Bancorporation Deferred Compensation Plan, which was amended and restated as of January 1, 2005. A select group of members of management and highly compensated employees are eligible to participate. Under the Deferred Compensation Plan, a participant may elect to defer a portion (from 25% to 100%) of his or her annual bonus into Deferred Stock or other investments. The deferral election must specify a payment date, which may not be sooner than the third anniversary of the first day of the plan year to which the deferral relates. For contributions made on or prior to December 31, 2004, the cash amount of the bonus being deferred was exchanged for an equivalent number of “deemed” shares of AmSouth common stock based on the fair market value of such stock. For contributions made after December 31, 2004, the cash amount of the bonus being deferred is exchanged for an equivalent number of “deemed’ shares of the investments available in the Thrift Plan. For balances on December 31, 2004 “deemed” invested in Company stock, that number of shares of AmSouth common stock will be distributed to the participant on the selected payment date. The participant may elect to have payments distributed in a lump sum or in installments, but must make such election in advance of the deferral. All amounts so deferred are fully vested and are not subject to forfeiture. In the event of stock splits, recapitalizations, reorganizations, or other similar transactions affecting AmSouth’s common stock, the Human Resources Committee can make such adjustments as it determines to be equitable. Effective January 1, 2005, the deferrals are deemed invested in accordance with the participant’s investment elections under the Thrift Plan. Amounts deferred after January 1, 2005 will be distributed in cash.

Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation

AmSouth has adopted the Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation. Directors of AmSouth are eligible to participate. Under this plan, a participant may elect to defer a portion of his or her retainer and meeting fees into Deferred Stock. Upon each such deferral, the cash amount of the payment being deferred is converted into an equivalent number of “deemed” shares of AmSouth common stock based on the fair market value of such stock. The director must elect whether to receive payment upon retirement or upon reaching a certain age, and whether to be paid in a lump sum or in specified annual installments. All amounts so deferred are fully vested and are not subject to forfeiture. In the event of stock splits, recapitalizations, reorganizations, or other similar transactions affecting AmSouth’s common stock, the Human Resources Committee can make such adjustments as it determines to be equitable.

AmSouth Bancorporation Amended and Restated 1991 Employee Stock Incentive Plan (formerly First American Corporation Amended and Restated 1991 Employee Stock Incentive Plan)

AmSouth assumed the plan described in the caption above (the “1991 Plan”) in connection with AmSouth’s merger with First American Corporation in October 1999. The 1991 Plan permitted grants to officers and other key employees. Any outstanding options that were granted under the 1991 Plan before the merger of AmSouth and First American became exercisable into shares of AmSouth’s common stock under the terms of that merger. AmSouth made a grant of stock options under the 1991 Plan in 2000 and 2001, which are reflected in the table above in column (a). No additional grants may be made under the 1991 Plan, which terminated in 2001. Shareholders of First American approved the 1991 Plan, but pre-merger AmSouth shareholders did not approve this plan.

Retirement Plan

AmSouth has both a non-contributory qualified defined benefit Retirement Plan, as well as a non-qualified Supplemental Executive Retirement Plan (“SERP”). All benefits earned under the qualified defined benefit plan are based on years of credited service up to 30 and the annual average of the highest five consecutive years of base salary earned out of the last ten years worked. The SERP provides benefits that would otherwise be denied participants under the qualified Retirement Plan because of Internal Revenue Code limitations on qualified plan benefits, as well as additional benefits that serve to attract and retain high quality senior executive talent for the organization.

There are two types of retirement benefits in the SERP: a regular benefit and a targeted benefit. The annual average covered compensation for both benefits is based on the highest three consecutive years of base salary plus bonus out of the last ten years worked. The amount of the regular SERP retirement benefit is determined by the length of the retiree’s credited service up to 35 years and the annual average covered compensation utilizing the qualified Retirement Plan formula. Participants vest in this benefit after five years of service or attainment of age 55. The regular SERP benefit is available to all eligible SERP participants.

The targeted SERP retirement benefit is available only to a select group of senior officers, including the named executive officers. This targeted SERP benefit provides a percentage of annual average covered compensation based on years of credited service ranging from 40% at 10 years up to a maximum of 65% at 35 years. These targeted SERP benefits are offset by the qualified plan benefit, the Social Security benefit, and any non-contributory retirement benefit earned from a prior employer. Participants vest in this benefit only after 10 years of service and the attainment of age 60 except in the case of death, disability or change in control. If a participant retires prior to meeting these vesting requirements, he or she will receive a regular SERP benefit.

The full years of credited service for the named executive officers are as follows: Mr. Ritter—33 years; Mr. Hall—25 years; Mr. Mayer—27 years; Ms. Mooney—6 years; and Mr. Stephenson—30 years. The table below shows the estimated annual retirement benefits payable at normal retirement age (65) under the qualified plan and the SERP. These benefits are computed as straight life annuities beginning at age 65, and also include an estimated Social Security benefit at age 65. If an executive attains age 62, he or she is eligible to retire with an unreduced accrued benefit. The most senior executives, including the named executives, are eligible to retire with an unreduced accrued benefit at age 60 if the vesting conditions described above for the targeted SERP benefit are met.

Upon retirement from the Company, executives who are vested in both the regular and targeted benefit will receive the higher of the two benefits. The higher potential benefits are shown assuming that both vesting requirements have been met. If the conditions of vesting for the targeted benefit are not met, then the benefit amounts could be less.

PENSION PLAN TABLE

	Years of Service
Average Annual Covered Compensation	10	15	20	25	30	35
$ 600,000	$240,000	$270,000	$300,000	$330,000	$360,000	$394,539
800,000	320,000	360,000	400,000	440,000	480,000	520,539
1,000,000	400,000	450,000	500,000	550,000	600,000	650,000
1,200,000	480,000	540,000	600,000	660,000	720,000	780,000
1,400,000	560,000	630,000	700,000	770,000	840,000	910,000
1,600,000	640,000	720,000	800,000	880,000	960,000	1,040,000
1,800,000	720,000	810,000	900,000	990,000	1,080,000	1,170,000
2,000,000	800,000	900,000	1,000,000	1,100,000	1,200,000	1,300,000
2,200,000	880,000	990,000	1,100,000	1,210,000	1,320,000	1,430,000
2,400,000	960,000	1,080,000	1,200,000	1,320,000	1,440,000	1,560,000
2,600,000	1,040,000	1,170,000	1,300,000	1,430,000	1,560,000	1,690,000
2,800,000	1,120,000	1,260,000	1,400,000	1,540,000	1,680,000	1,820,000
3,000,000	1,200,000	1,350,000	1,500,000	1,650,000	1,800,000	1,950,000
3,200,000	1,280,000	1,440,000	1,600,000	1,760,000	1,920,000	2,080,000
3,400,000	1,360,000	1,530,000	1,700,000	1,870,000	2,040,000	2,210,000
3,600,000	1,440,000	1,620,000	1,800,000	1,980,000	2,160,000	2,340,000
3,800,000	1,520,000	1,710,000	1,900,000	2,090,000	2,280,000	2,470,000

Stock Ownership Guidelines for Officers

Several years ago AmSouth adopted common stock ownership guidelines for the officers who are members of its corporate Management Committee. Ownership targets are expressed as a multiple of salary and are as follows: (i) senior executive vice presidents and above who are not directors: three times salary and (ii) officers who are directors: five times salary. Shares considered owned include individually owned shares, restricted shares of AmSouth stock, shares credited to deferral accounts under AmSouth’s Deferred Compensation Plan and benefit plan investments in AmSouth stock. As of year-end, all of the members of the Management Committee had met their ownership targets other than the newest member of the Management Committee.

Compensation of Directors

Fees

Non-employee directors of AmSouth are paid a fee of $10,000 per calendar quarter ($14,000 for the Audit Committee Chairman and $12,000 for other committee chairmen) during which the director has served. In addition, each such director is paid a fee of $1,500 for each meeting of the Board and $1,500 for each committee meeting in which the director participates. Individual directors may, at their option, elect to defer the receipt of directors’ fees, and the deferred amounts are deemed invested in AmSouth common stock. Most of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to invest these fees in Deferred Stock of AmSouth.

Director Stock Purchase Program

Under AmSouth’s Director Stock Purchase Program, directors who own less than 5,000 shares of AmSouth stock and are not within three years of scheduled retirement from the Board are required to use at least one quarterly retainer each 15 months to purchase AmSouth stock. This requirement may also be fulfilled by the deferral of fees that are invested in Deferred Stock as described in “Fees” above.

Stock Option Plan for Outside Directors

Each non-employee director of AmSouth is eligible to be granted stock options under the Stock Option Plan for Outside Directors. The Plan provides that options will have an exercise price equal to the fair market value of AmSouth common stock on the date the options are granted. In April 2005, each non-employee director was granted options to purchase 7,600 shares of AmSouth common stock. The original grants provided that the options would vest over a three-year period and remain exercisable until the tenth anniversary of the date of grant. However, the Board of Directors approved the acceleration of vesting of these options effective December 29, 2005 in anticipation of the adoption of Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment (SFAS 123R) effective January 1, 2006. AmSouth has placed a restriction on executive management and directors that prohibits the sale of any stock obtained through exercise of an accelerated option prior to the date the option would have vested under the terms of the original option agreement.

Employment Contract and Change-in-Control Agreements

In 1999, AmSouth entered into an employment agreement (the “Agreement”) with Mr. Ritter. The Agreement had an initial term of five years, but contains automatic renewal provisions such that the remaining term of the Agreement at any given time will be five years. The Agreement provides that Mr. Ritter will be paid the following compensation: an annual base salary not less than $900,000; the opportunity to earn an annual bonus under AmSouth’s Executive Incentive Plan; a one-time grant of restricted stock and stock options for AmSouth common stock, both of which grants vest in three equal annual installments beginning on the third anniversary of the date of grant; a specified total retirement benefit; AmSouth’s normal employee benefits commensurate with his position; reimbursement of reasonable expenses incurred in accordance with AmSouth’s policies; and supplemental life insurance coverage.

If Mr. Ritter’s employment is terminated by AmSouth for reasons other than for Cause or Disability, or if he terminates his employment for Good Reason (all as defined in the Agreement): (A) he is entitled to be paid a lump sum in cash equal to the sum of: (i) unpaid base salary through date of termination, a prorated annual bonus, any previously deferred compensation and accrued vacation pay (the “Accrued Obligations”); (ii) three times annual compensation; (iii) a total retirement benefit as calculated under the Agreement (“Retirement Benefit”); and (iv) accrued benefits under AmSouth’s Supplemental Thrift Plan; (B) all unvested stock awards will vest; and (C) he will be paid any amounts due under other AmSouth employee benefit plans and certain other benefits. If employment is terminated due to death or Disability, (A) he or his estate will be paid the

Accrued Obligations and such other benefits as would be paid to senior executives in such cases, and (B) all unvested restricted stock and stock options will vest. If Mr. Ritter’s employment is terminated for Cause or if he terminates it without Good Reason, he will be paid his base salary through date of termination, the Retirement Benefit, and any amounts due under other AmSouth employee benefit plans. AmSouth will also reimburse Mr. Ritter for certain excise taxes that he may be obligated to pay as a result of receiving payments under the Agreement.

AmSouth has also entered into change-in-control agreements with each of the named executive officers other than Mr. Ritter. These agreements are structured such that they have an employment period of two years that begins on the date (the “Effective Date”) that a change of control (as defined in the agreement) occurs. During the employment period the executive will be paid the following compensation: an annual base salary at least equal to twelve times the highest monthly base salary payable prior to the Effective Date; an annual bonus at least equal to the highest annual bonus paid for the three years prior to the Effective Date; the ability to participate in AmSouth’s normal employee benefit plans at an appropriate level; reimbursement for expenses in accordance with AmSouth policy; and fringe benefits consistent with those previously afforded the executive.

If, during the two-year period following the change in control, the Company terminates the executive’s employment other than for Cause or Disability, or the executive terminates his or her employment for Good Reason (all as defined in the agreement), the executive will be paid a lump sum payment equal to the sum of the following: (A) unpaid base salary through the date of termination, a prorated annual bonus amount, any previously deferred compensation and accrued vacation pay (the “Accrued Obligations”); (B) three times annual compensation; (C) the actuarial present value of accrued benefits under AmSouth’s Supplemental Retirement Plan; and (D) aggregate benefits accrued under AmSouth’s Supplemental Thrift Plan. Based on established election procedures for payments under the Supplemental Retirement Plan and Supplemental Thrift Plan, an executive may receive payments over time instead of in a lump sum. The executive will also be reimbursed for certain excise taxes that may be due in connection with payments made under the agreement.

In the event of termination of employment during the employment period due to death or Disability, the executive or the executive’s estate will be paid the Accrued Obligations and such other benefits as would be paid to peer executives in such cases. If the executive’s employment is terminated during the employment period (i) for Cause, the executive will be paid unpaid base salary through termination, deferred compensation and certain other benefits due under Company plans, or (ii) because of voluntary termination by the executive without Good Reason, the executive will be paid the Accrued Obligations and other benefits due under Company plans.

Compensation Committee Interlocks and Insider Participation

The following directors currently serve as members of the Human Resources Committee of AmSouth’s Board of Directors:

Claude B. Nielsen (Chairman)

Earnest W. Deavenport, Jr.

Martha R. Ingram

James R. Malone

There are no relationships that would create a compensation committee interlock as defined under applicable SEC regulations.

Human Resources Committee Report on Executive Compensation

Introduction

Our report covers the following topics:

•	Role of the Human Resources Committee (“the Committee”)

•	Executive Compensation Guiding Principles

•	Components of Our Executive Compensation Program

•	Chief Executive Officer Compensation

Role of the Human Resources Committee

The primary role of the Committee is to review the Company’s compensation practices with specific focus on the members of AmSouth’s Management Committee (referred to here as the “Executive Officers”). As the Committee endeavors to achieve a high correlation of performance to pay, it carefully considers long-term shareholder interests. In addition, the Committee oversees the broad-based employee benefit plans of the Company.

The Board of Directors requires that members of the Committee be independent under all applicable rules, and all Committee members are independent under those rules. Our analysis of independence is described in Appendix B to this proxy statement and includes business and family relationships between the Committee members and AmSouth.

The Committee considers the advice of independent, outside consultants in discharging its responsibilities to ensure that the amounts and types of compensation the Company pays are appropriate. It uses a wide variety of survey data, analyses and other information in its deliberations, including bench marking, peer group comparisons, and an ongoing review of industry practices.

The Committee’s charter clearly reflects that its purpose is to ensure that compensation is aligned with long-term shareholder interests. This charter is reviewed and reaffirmed annually. The current charter appears on the Company’s website under “About AmSouth—Investor Relations—Corporate Governance—Board Committee Responsibilities”.

Executive Compensation Guiding Principles

As noted above, the Human Resources Committee seeks to align executive compensation with long-term shareholder interests. In order to achieve that goal, it utilizes the following four guiding principles:

1.	Compensation should be related to performance

2.	Incentive, or “at risk”, compensation should be a greater part of total compensation for more senior positions

3.	Compensation should be set at competitive levels

4.	Deductibility should be maximized if possible

Each of these principles is described below:

1.	Compensation should be related to performance

In setting goals for potential annual incentive awards, we believe that such awards should be tied to both individual performance and to how well AmSouth performs financially. The degree to which results exceed or fall short of established goals, in either case, will determine the level of incentive awards earned. It is noteworthy that AmSouth has consistently set aggressive goals.

AmSouth uses a variety of time periods for measuring performance to help ensure that there is an appropriate mix of both short-term goals and long-term goals. As described below under “Components of Compensation Program—Long-Term Incentives: Stock Options, Restricted Stock and Performance Units”, the value to be derived from the Company’s Long Term Incentive Compensation Plan Performance Units grants has been measured over a three-year period. The Committee believes that such linkage between compensation and performance over more than one-year periods enhances the correlation between AmSouth’s executive compensation program and long-term shareholder interests.

2.	Incentive, or “at risk”, compensation should be a greater part of total compensation for more senior positions

The portion of an individual’s total compensation that varies with individual and company performance goals should increase as the individual’s business responsibilities increase. For AmSouth’s CEO, for example, the percentage of target compensation that is at risk has steadily risen over the past several years, with such percentage being approximately 83% for 2005. We believe that this compares very favorably with peer banks.

3.	Compensation should be set at competitive levels

In order to attract, motivate and retain highly capable individuals for senior positions at AmSouth, we strive to design our executive compensation program so that it is competitive with those at organizations that might also seek to attract those individuals. We review compensation survey data from several independent sources to ensure that our total compensation program is competitive. We compare our compensation to data from two separate groups of bank holding companies. One of these groups (the “Peer Group”) is a group of approximately 13 large financial institutions with total assets ranging from $30 billion to $180 billion (AmSouth currently has approximately $53 billion in assets). The other group (the “Regional Bank Data”) is a group of over 75 regional bank holding companies whose compensation data is assembled by independent executive compensation firms. The Peer Group data is used to set the targets for our various types of compensation and the Regional Bank Data is used to corroborate those results.

We also periodically examine compensation data from larger groups of public companies (such as the S&P 500) which is assembled by publications such as The Wall Street Journal and The New York Times. However, less weight is given to such data because the Company recruits its executive talent mainly from larger financial institutions, such as those in the Peer Group. Thus, we consider compensation data for such institutions to be the best source of competitive compensation data. Moreover, data assembled from a larger, diverse group of companies necessarily must utilize assumptions and other methodologies in order to allow for comparisons across all industries that can make the data for a particular industry less reliable. We believe that the banks included in the Peer Group are the most appropriate points of comparison for the compensation of our Executive Officers.

4.	Deductibility should be maximized if possible

It is a goal to have most of the compensation paid to the most highly compensated Executive Officers qualify as performance-based and therefore deductible under Section 162(m) of the Internal Revenue Code. We have structured most of our compensation plans so that amounts paid under them will be fully deductible. The Executive Incentive Plan and the 1996 Long Term Incentive Compensation Plan (the “Long Term Incentive Plan”) have been approved by shareholders so as to continue to achieve that goal. However, the Committee reserves the right to pay amounts outside of such plans which might not be fully deductible. As described below under “Chief Executive Officer Compensation”, the Committee determined again in 2005 not to give the CEO an increase in base salary, so as to maintain the deductibility of such salary.

Components of Our Executive Compensation Program

The three components of our compensation program are:

1.	Base Salary

2.	Short-Term Incentives

3.	Long-Term Incentives

Each of these compensation components is described below:

1.	Base Salary

We set salary range “midpoints” for Executive Officers at the median for those of the Peer Group. The information is further verified by examining data from the Regional Bank Data described above. We adjust base salaries when warranted by an individual’s experience when our market surveys show that base salaries at the Peer Group are being adjusted.

2.	Short-Term Incentives

Our Executive Incentive Plan is designed to align Executive Officer pay with the annual performance of the Company and, for Executive Officers other than Mr. Ritter, the annual performance of his or her respective area of responsibility. For 2005, the two major factors which were used to measure AmSouth’s performance for purposes of the Executive Incentive Plan were growth in earnings per share and return on average equity. These factors were established at the beginning of the plan year. The Committee clearly continues to embrace the principle that attainment of these goals on a sustained basis will lead to superior long-term shareholder returns.

In addition to the two goals described above, the Committee may also evaluate performance for purposes of the Executive Incentive Plan by considering one or more of the following factors:

Return on average assets

Credit quality measures

Efficiency ratio

Loan growth

Deposit growth

Non-interest revenue growth

Calculation of a participant’s bonus under the Executive Incentive Plan is done in two steps. First, each participant in the plan is assigned a “Base Bonus Opportunity”, which is targeted at the median level of similar opportunities at the Peer Group for the prior year. For 2005, Base Bonus Opportunities ranged from 65% to 140% of base pay. The second step in the calculation of an award under the Executive Incentive Plan is to evaluate the individual’s performance against the pre-established individual goals set by management and apply a market-based multiplier times the Base Bonus Opportunity that ranges from zero to 2.0 dependent upon the achievement of the goals. The Committee may use its discretion to adjust payments downward from these amounts. Participants are able to defer amounts paid under the Executive Incentive Plan. As noted above, the Committee may pay short-term incentive compensation outside the Executive Incentive Plan, which might not be fully deductible, where necessary in our judgment to attract, motivate or retain executives.

3.	Long-Term Incentives: Stock Options, Restricted Stock and Performance Units

The Committee believes that stock-based awards can create a strong link to long-term financial results. We base our target grants under the Long Term Incentive Plan on our performance compared to the Peer Group, setting them generally at the 50th percentile for grants made by such other institutions. However, grants to individuals can be adjusted based on individual performance, retention and other special circumstances.

We generally make grants of stock options to Executive Officers once a year. The actual grant level is determined based on AmSouth’s relative performance against the Peer Group for the year prior to grant date. The options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Long Term Incentive Plan does not permit “repricing” of options issued under that plan. Options generally vest pro rata over three years after grant and generally have an exercise period that expires ten years after the date of grant.

From time to time shares of restricted stock are granted under the Long Term Incentive Plan. Restricted stock is used primarily as a recruitment and retention tool for senior executives and otherwise as necessary to maintain competitiveness of compensation compared to the Peer Group. Restricted stock grants are conditioned upon the recipient’s remaining employed with the company until vesting, which in certain cases does not occur until retirement. Beginning in 1997, the Company ceased making grants of restricted stock to all Executive Officers annually. Some grants have been made since then under special circumstances. However, the Committee believes that such grants may become more common when stock options are required to be expensed beginning in 2006.

Beginning in 2002, the amount of long-term incentive compensation denominated in stock (such as stock options or restricted stock) was reduced and a cash-based portion was put in place of this reduction. The potential cash payments are made at the end of a multi-year performance period based on AmSouth’s performance against peers. The Committee approved the annual Long Term Incentive Plan award grant, which was made up of two-thirds stock options and one third cash performance units. The cash payment for the performance period 2003-2005 also was approved by the Committee.

The Company has had stock ownership guidelines for the Executive Officers for many years. Senior Executive Vice Presidents and above who are not directors must own shares with a value equal to at least three times their respective base salaries, and officers who are also directors (currently just Mr. Ritter) must own shares with a value equal to at least five times their respective base salaries. As of year end, all Executive Officers have met these ownership targets, with the exception of the newest Executive Officer.

Chief Executive Officer Compensation

For 2005, we paid Mr. Ritter $995,000 in base salary. In order to ensure that a greater portion of his target compensation is performance-based and so as to ensure its deductibility, Mr. Ritter’s base salary for 2006 will not be increased. We also approved payment of a bonus to Mr. Ritter under the Executive Incentive Plan of $2,472,575 for 2005, compared to $1,636,775 for 2004. As has been the case for a number of years, Mr. Ritter’s 2005 bonus was based on the Company’s performance relative to goals set for the return on average shareholder equity and the earnings per share growth rate.

We also approved payment of a long-term cash performance unit award under the Long Term Incentive Plan of $2,004,480. This award was initially granted on February 10, 2003 and was contingent on AmSouth’s three year performance (2003-2005) for average annual return on equity and average annual earnings per share growth rate compared to the Peer Group.

Lastly, we used grants under the Long Term Incentive Plan to link Mr. Ritter’s pay closely to Company performance and to align his interest directly with the longer-term interests of shareholders. In 2005, we granted him options on 530,800 shares of AmSouth common stock. We believe that stock options can be an extremely effective incentive for superior performance, leading to long-term shareholder value. In addition, Mr. Ritter received a performance unit grant under the Long Term Incentive Plan that could have a value of between $0 and $2,917,500 depending on Company performance for average annual return on equity and average annual earnings per share growth rate compared to the Peer Group over a three year period (2005-2007). Once again, the Committee felt that such a grant was consistent with its executive compensation guiding principle that compensation be related to performance. In summary, the Committee deems Mr. Ritter’s compensation to be appropriately tied to the long-term interests of shareholders. The amounts of these payments and awards to Mr. Ritter are reflected in the Summary Compensation Table and the stock option and long-term incentive grant tables.

Conclusion

The Committee believes that compensation paid to its Executive Officers under the Company’s executive compensation program has been commensurate with the Company’s financial performance and is well correlated with shareholder long-term interests.

Claude B. Nielsen (Chairman)

Earnest W. Deavenport, Jr.

Martha R. Ingram

James R. Malone

Performance Graph

Set forth below is a graph comparing the yearly change in the cumulative total return of AmSouth’s common stock against the cumulative total return of the S&P 500 Index and the S&P 500 Commercial Banks Index for the last five years. The graph assumes that the value of the investment in AmSouth common stock and in each index was $100.00 and that all dividends were reinvested.

              AmSouth Stock Performance

The information provided under the headings “Audit Committee Report”, “Human Resources Committee Report on Executive Compensation” and “Performance Graph” above shall not be deemed to be soliciting material or to be filed with the SEC, or subject to Regulation 14A or 14C, other than as provided in applicable statutes and rules, or to liabilities of Section 18 of the Securities Exchange Act of 1934 and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

ITEM 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to ratification of the appointment by the shareholders. Ernst & Young LLP has served as the Company’s independent auditors for many years and is considered by the Audit Committee and management to be well qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ITEM 3—APPROVAL OF THE 2006 LONG TERM INCENTIVE

COMPENSATION PLAN (LTICP)

The success of AmSouth depends, in large measure, on its ability to recruit and retain employees with outstanding ability and experience. The Board of Directors also believes that it is in the best interests of shareholders to align shareholder and employee interests by encouraging employee stock ownership, providing employees with stock-based incentives, and providing compensation opportunities that are conditioned upon achievement of performance goals. In order to accomplish these objectives the Board of Directors has recommended that the shareholders approve the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan (the “LTICP”). The LTICP is intended to replace the 1996 AmSouth Bancorporation Long Term Incentive Compensation Plan (the “1996 LTIP”) under which authority to grant awards expires on April 18 of this year.

In making this recommendation to shareholders, management and the Human Resources Committee of the Board of Directors (the “Human Resources Committee”), together with the help and counsel of independent compensation consultants, have begun to re-examine our compensation programs in light of issues important to shareholders such as dilution levels (the number of shares of common stock which may be issued pursuant to outstanding equity awards relative to the amount of common stock presently outstanding) and run rate (the annual rate of equity awards granted).

Upon review, our primary objectives of (1) providing a competitive compensation program that attracts and retains exceptional employees; (2) rewarding and motivating those key employees responsible for the growth and success of AmSouth; and (3) aligning employee and shareholder interests remain unchanged. To continue to meet these primary objectives while addressing dilution and run rate concerns, the new LTICP (which is described in more detail below and the complete text of which is set forth in attached Appendix C) has been structured to provide:

•	No Discount Stock Options or Stock Appreciation Rights (SARs): The LTICP prohibits the grant of a stock option or SAR with an exercise price less than the fair market value of our stock on the date of grant. The only exception is for SARs that are tandem to stock options, which must have the same exercise price as the related stock option.

•	No Repricing of Stock Options or SARs: The LTICP prohibits the repricing of stock options or SARS either by reducing the exercise price or by substituting a new option or SAR at a lower price. The only exception is for exercise price adjustments to reflect mergers, changes in control, stock splits or other change in capitalization or, if the exercise price is indexed, to reflect changes in the index.

•

Independent Committee Administration:    The LTICP will be administered by a committee of the Board whose members satisfy the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”), the “outside director” requirement of Internal Revenue Code Section 162(m), and any applicable independence requirements of the New York Stock

Exchange. The only exception is that the LTICP authorizes the Board committee which administers the LTICP to delegate to the CEO the power to grant awards to employees who are not executive officers, within limits established by that committee.

•	Shares Available For Full Value Awards Limited: Of the shares available for issuance under the LTICP less than 25% (5,500,000 shares) may be issued pursuant to grants of restricted stock or other “full value” awards. In determining this number of shares to be made available for issuance pursuant to full value awards, the Human Resources Committee has taken into account AmSouth’s practice of issuing restricted stock with a three year vesting period in lieu of paying a portion of some top-performing employees’ annual incentive awards in cash when they are earned under AmSouth’s other performance based incentive plans. The Human Resources Committee believes that paying a portion of these annual awards in the form of restricted stock with deferred three-year vesting rather than cash furthers the goals of aligning the interests of the affected top-performing employees with the interests of our shareholders and retaining those employees.

•	Vesting: AmSouth has historically granted options with a three-year vesting period, and this practice is not expected to change substantially. Under the LTICP, options and other awards, including restricted stock awards, that are conditioned only on future employment (rather than the attainment of performance goals) may not vest more rapidly than in monthly installments over the three years after the date of grant. Awards that vest upon the attainment of performance goals must provide for a performance period of at least one year. The only exceptions to these vesting provisions apply in cases of retirement, death, disability, other extraordinary circumstances, change in control, and sign-on grants for new hires. Awards that are granted in full or partial satisfaction of payments that would otherwise be made under other AmSouth compensation programs may but need not be subject to the three-year or one-year vesting requirement.

•	Future Grants: Beginning with the annual grants that will be made later in 2006, the Human Resources Committee intends to change the mix of equity based awards by decreasing AmSouth’s reliance on stock options in favor of a mix that includes more restricted stock and long-term performance based cash awards. These types of awards can provide appropriate value to recipients while utilizing less AmSouth stock, and are therefore less dilutive to existing shareholders. It is anticipated that this change will apply especially to employees at lower levels within the organization. This change is expected to increase the retentive nature of AmSouth’s compensation plans, maintain a strong link between employee and shareholder interests, and help focus this important broader key employee population on our goal of improving long term share performance. We anticipate that grants of appreciation-based equity awards such as stock options will be reserved primarily for higher level key employees whose actions most significantly impact share performance.

SUMMARY DESCRIPTION OF THE LTICP

The following summary of the material terms of the LTICP is qualified in its entirety by reference to the text of the LTICP, which is attached as Appendix C to this Proxy Statement.

Effective Date and Duration of Plan

The LTICP will become effective only if and when it is approved by shareholders. If approved by shareholders, the LTICP will remain in effect until all awards granted thereunder have been satisfied or terminated pursuant to the terms of the LTICP. However, in no event may an award be granted under the LTICP after April 19, 2016.

Administration

The LTICP is to be administered by the Human Resources Committee. The members of any committee of the Board of Directors that administers the LTICP (the “Committee”) must all satisfy the disinterested administration requirement of Rule 16b-3 under the Securities Exchange Act of 1934, the “outside director”

requirement of Internal Revenue Code Section 162(m), and any applicable independence rules of the New York Stock Exchange. Under the LTICP, the Committee may authorize the CEO to grant awards to employees who are not subject to the short-swing trading provisions of the federal securities laws, provided that it establishes an annual limit on the total number of awards that may be so granted.

Eligibility

Any key officer or employee of AmSouth or of a corporation in which AmSouth or a subsidiary owns more than 50% of the voting stock (approximately 1,200 persons) are eligible to participate in the LTICP. Key employees who are members of the Board of Directors are eligible to participate but non-employee Directors of AmSouth are not eligible.

Stock Available for Issuance through the LTICP

The number of shares of AmSouth’s common stock, par value $1.00 per share, authorized for issuance through the LTICP is twenty-three million (23,000,000) shares, subject to adjustments for stock splits and other capital changes occurring after the effective date. All of these shares may (but need not) be issued through incentive stock options.

As previously mentioned, the authority to grant awards under the 1996 LTIP will expire prior to the date of this shareholder meeting. When the 1996 LTIP expires, the unused shares under that plan will cease to be available for issuance. Upon adoption of the LTICP, in addition to the twenty-three million shares approved for issuance under this plan, approximately 860,000 shares will remain available for issuance under the Directors Stock Option Plan, bringing the total number of shares available for issuance under all long term incentive plans to 23,860,000 shares.

Only shares that are actually issued under the LTICP will count against the number of shares that may be issued under the LTICP (including the number that may be issued through incentive stock options). Shares that are not issued or that are returned to AmSouth, whether because the related award is canceled, surrendered or forfeited, expires or is settled in cash, will not count against the number of shares available for issuance through the LTICP. If an optionee surrenders shares to AmSouth in payment of the exercise price of stock options, or if AmSouth withholds shares from the shares issuable pursuant to an award for payment of taxes, only the net number of shares issued by AmSouth in connection with the award will be deducted from the number of shares available for issuance through the LTICP. For example, if an employee exercises an option for 1,000 shares and pays the exercise price by surrendering 600 shares he already owns to AmSouth, and AmSouth withhold 100 shares in payment of withholding taxes due on the option exercise, only the net number of shares issued by AmSouth in connection with the award (300 shares) will be deducted form the number of shares available for issuance through the LTICP. Shares that AmSouth issues under awards it assumes or substitutes for another company’s awards in a merger or acquisition will not be charged against the number of shares available under the LTICP or any of the award limits described below.

Award Limits

Full value award limit.    Not more than 5.5 million (5,500,000) of the shares that are available for issuance under the LTICP may be issued pursuant to “full value” awards (i.e., awards other than Stock Options or SARs). Awards that are subject to this limitation are awards of performance shares, performance units, restricted stock and stock units.

Limit on option and SAR grants.    The maximum number of shares of common stock with respect to which stock options or SARs may be granted under the LTICP to any employee during any one calendar year is 950,000 shares.

Limit on grants of other stock-based performance awards.    The maximum number of shares of common stock with respect to which any awards other than stock options, SARs and performance units may be granted in any one calendar year to any employee is 950,000 shares (or their equivalent in cash). Awards that are subject to this limitation are awards of performance shares, restricted stock and stock units.

Each of the foregoing limits is subject to adjustment for stock splits and other capital changes occurring after the date shareholders approve the LTICP.

On March 7, 2006, the closing price for a share of AmSouth’s common stock was $27.39.

Limit on grants of non-stock-based performance awards.    No participant may receive more than four million dollars ($4,000,000) (or the equivalent in shares) in payment of performance unit awards that are granted in any one calendar year. Performance unit awards are rights to receive a specified amount of money at a future time (other than an amount determined by reference to the market value of a specified number of shares of common stock) if a specified performance goal is attained.

Types of Awards

Awards that may be granted under the LTICP consist of incentive stock options and nonqualified stock options, SARs, restricted stock, performance shares, performance units, and stock units. Awards under the LTICP may be granted in satisfaction of payments due under other AmSouth compensation plans, in which case the awards may but need not be vested or exercisable when granted.

Awards under the LTICP may be granted on terms that qualify the awards as “performance-based compensation” that is exempt from the one million dollar ($1,000,000) limit on corporate tax deductions for named executive officer pay (“Deductible Performance-Based Compensation”), or on terms that do not qualify the awards as Deductible Performance-Based Compensation. Restricted stock, performance share, performance unit, and stock unit awards that are designed to qualify as Deductible Performance-Based Compensation will be paid on account of the attainment of one or more pre-established objective performance goals (within the meaning of Section 162(m) of the Internal Revenue Code) over a period of one year or more, and the performance goals will be based on one or more of the business criteria that are described below under “Business Criteria for Performance Goals”. However, such awards may be earned if death, disability, a change in control, or other circumstances specified by the Committee occur during the performance period, whether or not the performance goals have been attained or are thereafter attained. In such a case, the awards may not be deductible by AmSouth. Under an award that qualifies as Deductible Performance-Based Compensation, the Committee may retain discretion to reduce (but not to increase) the amount payable on account of achievement of the performance goal.

Vesting of Service-Based Awards

Awards that are granted for future services and are not conditioned on achievement of performance goals, including options, SARs, restricted stock and stock units, may not become non-forfeitable (or, in the case of options and SARs, exercisable) more rapidly than in equal annual or monthly installments over a period of at least three (3) years after the date on which the awards are granted, unless one of the exceptions set forth in the LTICP applies, in which case the Committee may provide for the awards to become non-forfeitable or exercisable at an earlier time (including, if the Committee so provides, immediately). The exceptions apply in the case of retirement, death, disability or other extraordinary circumstances. Sign-on grants for new hires are another exception. Any such awards that are outstanding at the time of a change in control (as defined in the LTICP) will immediately become non-forfeitable or exercisable, any transfer restrictions on shares subject to the awards will lapse, and options and SARs will remain exercisable throughout their entire term, unless the applicable award agreements provide otherwise.

Change in Control

In general, under the LTICP, a “change in control” will be deemed to occur if any person or group of persons acting in concert becomes the beneficial owner of more than 20% of AmSouth’s common stock; there is a change in the composition of the Board of Directors such that persons who were directors at the beginning of any period of two years or less or persons who were approved by them cease to constitute at least 60% of the Board; or shareholders approve a sale of assets, plan of complete liquidation, or a merger that would result in AmSouth shareholders before the transaction ceasing to own more than 60% of the voting power after the transaction.

Stock Options

Options granted under the LTICP may qualify for the special tax treatment applicable to incentive stock options (so-called “incentive stock options” or “ISOs”) or may not so qualify (so-called “non-qualified stock options” or “NQSOs”).

Under the LTICP, the price at which a share of AmSouth common stock may be purchased under any option will be at least 100% of the fair market value of a share of common stock on the date the option is granted. Fair market value is defined for this purpose as the closing price of AmSouth stock in consolidated trading on the date in question. The Committee may not reprice outstanding options at a lower price, either by lowering the exercise price or by canceling the options and re-granting them at a lower price, except to reflect changes in capitalization (such as stock splits) or to substitute equivalent awards in connection with a merger or change in control or, if the exercise price of an option is indexed, to reflect changes in the index.

The consideration to be received by AmSouth for the grant of options under the LTICP is to be determined by the Committee and may consist of future services, past services, or money or other property, tangible or intangible, paid by the optionee.

Under the LTICP, the Committee determines the extent to which options may be exercised after an optionee ceases to be an AmSouth employee, and when options will expire. However, no option may be exercised more than ten (10) years after the date on which it was granted.

The purchase price of the shares subject to an option may be paid in money or, if so provided in the option agreement, either (a) in shares of AmSouth common stock owned by the optionee that have a fair market value on the date of exercise equal to the purchase price under the option, or (b) by the immediate sale through a stockbroker of that number of the shares being acquired pursuant to the option exercise sufficient to pay the purchase price (a so-called “cashless” exercise).

Options granted under the LTICP will be exercisable, during the optionee’s lifetime, only by the optionee, and will not be transferable by the optionee except by will, by intestacy or to a designated beneficiary. However, the Committee may in its discretion allow NQSOs to be transferred during an optionee’s lifetime.

Stock Appreciation Rights

SARs entitle a participant to receive payment from AmSouth in an amount equal to the difference between the fair market value of a share of AmSouth common stock on the date the SARs are exercised and the exercise price of the SARs, multiplied by the number of SARs exercised. The Committee has the right to make payment for SARs in the form of cash, shares of common stock, or partly in cash and partly in shares of common stock.

SARs may be granted as freestanding SARs or tandem SARs.

Freestanding SARs have an exercise price that is equal to the fair market value of a share of AmSouth common stock on the date the freestanding SARs are granted. Freestanding SARs are not linked to a stock option.

Tandem SARs have the same exercise price as a specified outstanding option (the “related option”), and they are exercisable only if and when the related option is exercisable. An exercise of any of the tandem SARs cancels one of the related options, and an exercise of any of the related options cancels one of the tandem SARs. Tandem SARs may be granted for the same consideration as the related options (i.e., no additional consideration need be received by AmSouth).

The Committee may not reprice outstanding SARs at a lower price, either by lowering the exercise price or by canceling the SARs and re-granting them at a lower price, except to reflect changes in capitalization (such as stock splits) or to substitute equivalent awards in connection with a merger or change in control or, if the exercise price is indexed, to reflect changes in the index.

The consideration to be received by AmSouth for the grant of freestanding SARs under the LTICP is to be determined by the Committee and may consist of future services, past services, or money or other property, tangible or intangible, paid by the recipient.

Under the LTICP, the Committee determines the extent to which SARs may be exercised after the participant ceases to be an AmSouth employee, and when SARs will expire. However, no SARs may be exercised more than ten (10) years after the date on which they were granted.

Restricted Stock

Restricted stock awards are shares of AmSouth common stock that are issued to a participant subject to contractual restrictions that limit the participant’s right to transfer the shares during a defined time period (the “Period of Restriction”). The Committee may (but need not) condition the recipient’s right to retain the restricted shares on the completion of a stated period of employment or the achievement of performance objectives. The Committee may but need not require a participant to pay for restricted shares. If restricted shares are not forfeited, they become freely transferable at the end of the Period of Restriction.

Unless the Committee provides otherwise, during the Period of Restriction recipients of restricted stock awards will have the right to vote the restricted shares and the right to be credited with dividends on them. The Committee, in its discretion, will determine whether the dividends are to be paid currently or reinvested, and whether they will be subject to restrictions and forfeiture.

Performance Shares and Performance Units

A performance share is a right to receive a specified number of shares of AmSouth common stock at a future date if a specified performance goal is attained over a period of one year or more. A performance unit is the right to receive a specified dollar amount of money (other than one determined by reference to the market value of a specified number of shares of AmSouth stock) at a future time if a specified performance goal is attained over a period of one year or more. If the performance shares or performance units are intended to qualify as Deductible Performance-Based Compensation, the performance goal will be based on one or more of the business criteria described below under “Business Criteria for Performance Goals”.

Partial achievement of the specified performance goal may result in part of the performance shares or performance units being earned. Performance shares and performance units that are earned may both be settled in the form of either AmSouth common stock or cash.

In the discretion of the Committee, performance share and performance unit awards may be earned if death, disability, a change in control, or other circumstances specified by the Committee occur during the performance period, whether or not the performance goals have been attained or are thereafter attained.

Performance share and performance unit awards may (but need not) be granted each year to any employee, and a new performance period may commence each year and overlap with one or more years included in any prior or later performance period.

Stock Units

A stock unit is a right to receive a share of AmSouth common stock at a designated date or in defined circumstances, which may be the date when the stock unit is granted or a later date, or the occurrence of a specified event such as termination of employment. The right to receive the share may (but need not) be conditioned on continued employment or achievement of performance goals. Shares issued on account of a stock unit may be transferable or may be subject to restrictions during a defined period of time.

Business Criteria for Performance Goals

The performance goals that will apply to awards of performance shares, performance units, restricted stock and stock units that are intended to qualify as Deductible Performance-Based Compensation will be based on one or more of the following business criteria:

net income;	assets;

return on equity;	deposits;

earnings per share;	loans;

return on assets;	investments;

total shareholder return;	market share;

AmSouth’s share price;	non-performing assets;

return on investment;	charge-offs;

internal rate of return;	loan loss reserves;

operating income;	asset quality levels;

operating margin;	improvement of financial ratings;

core non-interest income;	interest-sensitivity gap levels.

revenue;

expenses;

The goal which utilizes any of these business criteria may be an absolute performance goal, or a goal that is based on performance relative to the performance of a peer group or a designated market index, and may be based on consolidated results or the results of AmSouth, a subsidiary or a business unit. The performance goal may but need not be based on a change or an increase or positive result. In addition, the Committee may provide for the following items to be included or excluded from the performance goal: discontinued operations, unusual items, non-recurring items, extraordinary items, as determined by AmSouth’s auditors, and the effects of changes in accounting standards, acquisitions, divestitures and restructuring expenses.

Amendments

The LTICP may be modified or amended by the Committee or the Board of Directors at any time and for any purpose which the Committee or the Board of Directors deems appropriate. However, no amendment may be effective without shareholder approval if such approval is required by Delaware law, the principal stock exchange on which AmSouth stock is listed, or by the tax code provisions relating to Deductible Performance-Based Compensation or ISOs. In addition, the Plan may not be amended without shareholder approval to give the Committee authority to reprice outstanding options or SARs at a lower price, either by reducing the exercise price or by canceling the award and issuing lower-priced options or SARs in replacement thereof, except as permitted by the LTICP in connection with a merger or change in control. In addition, no amendment may adversely affect outstanding awards in a material way without the affected holder’s consent.

Certain Federal Income Tax Consequences

The following description of the tax consequences of awards under the LTICP is based on Federal income tax laws currently in effect and does not purport to be a complete description of such Federal income tax consequences, nor does it address foreign, state or local tax consequences.

Options.    There are no Federal income tax consequences either to the optionee or AmSouth upon the grant of an ISO or a NQSO. If shares are purchased under an ISO (i.e., an ISO is exercised) during employment or within three months thereafter, the optionee will not recognize any income and AmSouth will not be entitled to a deduction in respect of the option exercise. However, the excess of the fair market value of the shares on the date of such exercise over the purchase price of the shares under the option will be includible in the optionee’s alternative minimum taxable income if the optionee does not dispose of the shares in the same calendar year in which the optionee acquired the shares under the ISO, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares purchased under an ISO within two years of the date of grant or one year of the date of exercise of the ISO, the optionee will recognize ordinary income, and AmSouth will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the purchase price of such shares (but not more than the actual gain realized by the optionee on the disposition of the shares). Any gain after the date on which the optionee purchased the shares will be treated as capital gain to the optionee and will not be deductible by AmSouth. If the shares are disposed of after the two year and one year periods mentioned above, AmSouth will not be entitled to any deduction, and the entire gain or loss realized by the optionee will be treated as capital gain or loss.

When shares are purchased under a NQSO, the excess of the fair market value of the shares on the date of purchase over the purchase price of such shares under the option will generally be taxable to the optionee as ordinary income and deductible by AmSouth. The disposition of shares purchased under a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for AmSouth.

Stock Appreciation Rights and Performance Share, Performance Unit and Stock Unit Awards.    There are no Federal income tax consequences either to the recipient or AmSouth upon the grant of SARs. If and when money is paid or shares of stock are issued pursuant to the exercise of a SAR or pursuant to a performance share, performance unit or stock unit award, the recipient will generally recognize ordinary income and AmSouth will generally be entitled to a tax deduction equal to the amount of money paid and the fair market value of the shares on the date on which the shares are issued less any amount paid for them by the recipient.

Restricted Stock Awards.    A person who has been granted a restricted stock award will not recognize taxable income at the time the restricted shares are issued to the person unless the person makes a special election in accordance with applicable Treasury regulations to be taxed (at ordinary income rates) on the fair market value of the shares at that time (with fair market value determined for this purpose without regard to any restrictions other than restrictions, if any, which by their terms will never lapse), in which case AmSouth would be entitled to a deduction at the same time equal to the amount of income realized by the recipient but would not be entitled to deduct any dividends thereafter paid on the shares. Absent such an election, a participant who has been granted a restricted stock award will not recognize taxable income until the shares become transferable or cease to be subject to a substantial risk of forfeiture, at which time the recipient will recognize ordinary income and AmSouth will generally be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over the amount (if any) paid by the recipient for the shares. Dividends paid to the recipient on the restricted shares prior to that time will be ordinary compensation income to the recipient and deductible by AmSouth.

Limitation on Corporate Tax Deductions for Named Executive Officer Compensation.    Under section 162(m) of the Code, the amount which AmSouth may deduct on its federal income tax returns for compensation paid to the chief executive officer and its four other highest paid executive officers (“covered employees”) in any taxable year is limited to one million dollars per individual. However, compensation that qualifies as

“performance-based compensation” is not subject to the one million dollar deduction limit. As mentioned above, the LTICP authorizes the Committee to grant awards that qualify as “performance-based compensation” as well as awards that do not. As a result, AmSouth may not be entitled to any deduction mentioned above if the individual in question is the CEO or another “covered employee”, the amount in question does not qualify as “performance-based compensation”, and the amount in question, when added to the covered employee’s other taxable compensation that is not “performance-based” in the same taxable year, exceeds one million dollars.

Tax Penalties Applicable to Certain Change in Control-Related Payments.    Under sections 280G and 4999 of the Internal Revenue Code, if compensatory payments made to an officer, highly compensated employee or certain other “disqualified individuals”, including the vesting of stock options or other awards, is contingent, or deemed to be contingent, on a change in control of AmSouth, and if the value of such payments exceeds the individual’s average annual taxable compensation from AmSouth during the preceding five years, the person who receives such payments may be subject to a 20% excise tax on most of such payments, payable in addition to regular income taxes, and AmSouth may be denied a deduction for the portion of the payments which is subject to such excise tax. If a change in control as defined in the LTICP occurs, awards under the LTICP may be subject to such excise tax, in whole or in part, and may be nondeductible by AmSouth. Compensation paid to the CEO or another “covered employee” within the meaning of Code section 162(m) that is non-deductible pursuant to section 280G of the Code, may also reduce, dollar for dollar, the one million dollar limit on such covered employee’s non-”performance-based” compensation that AmSouth may deduct under section 162(m) of the Code.

Tax Penalties Applicable to Certain Deferred Compensation Arrangements.    Under section 409A of the Internal Revenue Code, an employee who has a right to compensation that is payable in a later year may be subject to certain tax penalties if the arrangement under which the compensation is payable does not qualify for an exemption from section 409A or conform in terms and operation to the requirements of section 409A. The tax penalties consist of (a) immediate taxation of the compensation in the year in which it is not considered to be subject to a substantial risk of forfeiture within the meaning of section 409A, even if the compensation is not payable in that year (i.e., no deferral of taxation), (b) imposition of a 20% surtax on the compensation in that year, payable in addition to ordinary income taxes, and (c) extra interest charges. In addition, the tax penalties may apply to the employee’s other compensation awards of the same character as the penalized award. Companies are required to report and withhold taxes on the penalized compensation. Employees who are granted awards under the LTICP, other than ISOs, may be subject to these tax penalties if the awards do not qualify for an exemption from Code section 409A or conform in terms and operation to the requirements of Code section 409A.

New Plan Benefits

No awards have been granted to date under the LTICP. The amount of options or other awards that will be received by or allocated to any individual under the LTICP, or that would have been received by or allocated to any individual under the LTICP if the LTICP had been in effect during the last fiscal year, is not determinable, as all such determinations under the LTICP are to be made by the Committee in its discretion, subject to the terms of the LTICP. Awards that were granted under the 1996 LTIP during the last fiscal year to the named executive officers are included in the Summary Compensation Table and the Option Grants in Last Fiscal Year Table that appear on pages 13 and 15 of this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2006 LONG TERM INCENTIVE COMPENSATION PLAN.

ITEM 4—SHAREHOLDER PROPOSAL (Political Contributions)

The Office of the Comptroller of New York City, 1 Centre Street, New York, New York 10007, as custodian and trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Fire Department Pension Fund, and custodian of the New York City Board of Education Retirement System (the “funds”), which as of October 24, 2005, the date of its proposal, was the holder of 1,165,315 shares of AmSouth common stock, has informed AmSouth that it intends to present the following proposal and supporting statement at the 2006 Annual Meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, which are presented as received by AmSouth, are set forth below. To ensure that readers can easily distinguish between material provided by the proponent and material provided by the Company, we have put a box around material provided by the proponent.

Resolved, that the shareholders of AmSouth Bancorporation hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a. An accounting of the Company’s funds contributed to any of the persons or organizations described above;

b. The business rationale for each of the Company’s political contributions; and

c. Identification of the person or persons in the Company who participated in making the decisions to contribute.

This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statements

As long-term shareholders of AmSouth Bancorporation, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. In the 2003-04, the last fully reported election cycle, AmSouth Bancorporation contributed at least $185,000. (The Center for Public Integrity: http://www.publicintegrity.org/527/db.aspx?act=main) .

Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Public Integrity, a leading campaign finance watchdog organization, provides an incomplete picture of the Company’s political donations. Complete disclosure by the company is necessary for the company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.

Although the Bi-Partisan Campaign Reform Act (BCRA) enacted in 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.

Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.

Board of Directors Recommendation and Statement

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

Why the Board of Directors Unanimously Recommends that Shareholders Vote Against the Proposal

Like most public companies, AmSouth periodically makes contributions to various causes, both for charitable reasons and in furtherance of AmSouth’s legitimate business interests.

Political contributions are subject to extensive federal and state regulation. These laws and regulations require the disclosure of the amount and nature of political contributions in certain circumstances. The Board of Directors believes that these disclosure requirements represent the reasoned judgment of the nation’s publicly elected legislators and, as such, provide AmSouth’s shareholders with appropriate disclosure about AmSouth’s political contributions. Accordingly, the Board of Directors believes that adopting this Proposal would not be of any additional value to shareholders but would instead only result in AmSouth needlessly expending funds and other resources on unnecessary and duplicative publications.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 4.

ITEM 5—SHAREHOLDER PROPOSAL (Amendment of EEOC Policy)

Walden Asset Management, One Beacon Street, Boston, Massachusetts 02108, which as of November 7, 2005, the date of its proposal, was the holder of 606,797 shares of AmSouth common stock, has informed AmSouth that it intends to present the following proposal and supporting statement at the 2006 Annual Meeting. Co-filers of the proposal are Manhattan Country School, 7 East 96th Street, New York, New York 10128, The Community Church of New York Unitarian Universalist, 40 East 35th Street, New York, New York 10016, Haymarket People’s Fund, 42 Seaverns Avenue, Boston, Massachusetts 02130, The Funding Exchange, 666 Broadway, Suite #500, New York, New York 10012, Izetta Smith, c/o Laurie McClain, 132 E. Broadway, Suite 747, Eugene, Oregon 97401, Tides Foundation, The Presidio, P.O. Box 29903, San Francisco, California 94129, The First Parish in Cambridge, 3 Church Street, Cambridge, Massachusetts 02138 and the Unitarian Universalist Service Committee, 130 Prospect Street, Cambridge, Massachusetts 02139. In accordance with applicable proxy regulations, the proposal and supporting statement, which are presented as received by AmSouth, are set forth below. To ensure that readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents.

AMSOUTH BANCORPORATION SEXUAL ORIENTATION NONDISCRIMINATION POLICY

WHEREAS:    AmSouth Bancorporation does not explicitly prohibit discrimination based on sexual orientation in its written employment policy;

According to a September 2002 survey by Harris Interactive and Witeck-Combs, 41% of gay and lesbian workers in the United States reported an experience with some form of job discrimination related to sexual orientation; almost one out of every 10 gay or lesbian adults also stated that they had been fired or dismissed unfairly from a previous job, or pressured to quit a job because of their sexual orientation;

National public opinion polls consistently find more than three-quarters of the American people support equal rights in the workplace for gay men, lesbians and bisexuals; for example, in a Gallup poll conducted in June 2001, 85% of respondents favored equal opportunity in employment for gays and lesbians;

San Francisco, Minneapolis, Seattle and Los Angeles currently have in effect legislation restricting business with companies which do not guarantee equal treatment for lesbian and gay employees; and such legislation will come into effect in the state of California in 2007;

Sixteen states, the District of Columbia and more than 140 cities, including St. Louis, have laws prohibiting employment discrimination based on sexual orientation; Our company has operations in, and makes sales to, institutions in states and cities that prohibit discrimination on the basis of sexual orientation;

AmSouth is increasingly alone in its position, as 98% of Fortune 100® companies, and more than 80% of the Fortune 500® companies, have adopted written nondiscrimination policies prohibiting discrimination and harassment on the basis of sexual orientation, according to the Human Rights Campaign Foundation (HCRF);

Our industry peers and competitors, such as Bank of America, Marshall & Ilsley, National City, and SunTrust, do explicitly prohibit this form of discrimination in their written policies;

Other major corporate employers in Birmingham including General Motors, Regions Financial, Saks, Inc, and University of Alabama, also explicitly prohibit this form of discrimination in their written policies;

We believe that the hundreds of corporations with nondiscrimination policies that reference sexual orientation have a competitive advantage in recruiting and retaining employees from the widest talent pool;

Our Company has an interest in preventing discrimination and resolving complaints internally to avoid costly litigation or damage to our reputation as an equal opportunity employer;

RESOLVED:    The Shareholders request that AmSouth amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and to substantially implement that policy.

STATEMENT:    Employment discrimination on the basis of sexual orientation diminishes employee morale and productivity. Because state and local laws differ with respect to employment discrimination, our company would benefit from a consistent, corporate-wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. AmSouth will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

Board of Directors Recommendation and Statement

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

Why the Board of Directors Unanimously Recommends that Shareholders Vote Against the Proposal

The board of directors believes this proposal is unnecessary. We are an equal opportunity employer. We are fully committed to complying with all applicable equal employment opportunity laws and believe that our current policies and practices fully achieve the objectives of this proposal. We believe it is not practical or even possible to list all categories on which to prohibit discrimination. We believe that such an effort would only divert attention from the overall goal of a truly non-discriminatory workplace.

AmSouth’s written employment policies prohibit discrimination on the basis of race, color, religion, sex, age, national origin, disability or any other legally protected status, and mirror the non-discrimination categories of federal law. Our nondiscrimination policy applies to all areas of employment, including, but not limited to, hiring and recruitment, training, promotion, transfer, demotion, counseling and discipline, employee benefits and compensation and termination of employment. Federal law does not include sexual orientation as a protected class. As such, the Board of Directors believes that the current policies and practices fully achieve the objective of this proposal.

We recognize the value of a truly diverse workforce. We are dedicated to ensuring that diversity brings our employees, customers, vendors and communities to their full potential. We continually strive to maintain a diverse workforce that meets the needs of our customers and the communities where we work and live.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” ITEM 5.

VOTING PROCEDURES

Under the Delaware General Corporation Law and AmSouth’s bylaws, the presence in person or by proxy of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.

Once a quorum of the shareholders is established, the following votes are required to approve each item of business at the meeting:

•	Election of Directors: AmSouth’s bylaws provide that a plurality of the votes of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the election of directors (Item 1). However, AmSouth’s Board of Directors has amended its Corporate Governance Guidelines as follows: Any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee shall evaluate the best interests of the Company and its stockholders and shall recommend to the Board the action to be taken with respect to such tendered resignation. The Board shall accept such resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so. The Board shall take action within 90 days following the election, unless such action would cause the Company to fail to comply with any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Company shall take action as promptly as is practicable while continuing to meet such requirements.

•	Other Items: An affirmative vote of the majority of the shares present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the other items of business (Items 2 through 5 and any other business).

Abstentions and broker non-votes will not have an effect on the outcome of the election of directors. With respect to Items 2 through 5, broker non-votes will not have an effect on the outcome of these items; however, abstentions will have the same effect as a vote “against” those items.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The independent registered public accounting firm recommended by the Audit Committee of the Board of Directors for the calendar year 2006, subject to shareholder ratification, is Ernst & Young LLP (“E&Y”). Representatives of E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Audit Fees

The aggregate fees paid E&Y for professional services rendered for the audit of AmSouth’s annual financial statements for the fiscal years ended December 31, 2004 and December 31, 2005 and for the reviews of the financial statements included in AmSouth’s Quarterly Reports on Form 10-Q, statutory audits, registration statements and certification of internal controls for those fiscal years were $2,020,500 and $2,026,000, respectively. The 2004 aggregate fee has been adjusted to reflect an additional $150,000 billing related to the 2004 audit.

Audit-Related Fees

The aggregate “Audit-Related Fees” paid by AmSouth to E&Y for the fiscal years ended December 31, 2004 and December 31, 2005 were $302,600 and $325,600, respectively. Audit-Related Fees include various attestation services under professional standards, employee benefit plan audits and internal control reviews.

Tax Fees

AmSouth paid E&Y “Tax Fees” of $118,530 and $49,962 for the fiscal years ending December 31, 2004 and December 31, 2005, respectively. Tax Fees include tax compliance and advisory services.

All Other Fees

The aggregate fees billed by E&Y for services rendered to AmSouth, other than the services described above, for the fiscal years ended December 31, 2004 and December 31, 2005 were $101,500 and $107,067, respectively. All Other Fees relate primarily to annual maintenance payments related to cash management advisory services.

Pre-Approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures with respect to audit and permitted non-audit services provided by AmSouth’s independent public accountants are contained in the Committee charter attached hereto as Appendix A. All audit and permitted non-audit services must be preapproved by the Audit Committee, but the Chairman of the Committee may grant preapprovals of all such services, provided that the decision to grant such preapproval shall be presented to the Audit Committee at its next regularly scheduled meeting.

MISCELLANEOUS INFORMATION

Shareholder Proposals

In order to be included in the proxy materials for AmSouth’s 2007 Annual Meeting, shareholder proposals submitted to AmSouth in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at AmSouth’s executive offices on or before November 16, 2006. Pursuant to SEC Rules 14a-4 and 14a-5 (which concern the exercise of discretionary voting authority when a shareholder commences his or her own proxy solicitation outside of the processes of Rule 14a-8) shareholders are advised that under the advance notice provisions of AmSouth’s bylaws a shareholder proposal will be considered untimely with respect to the 2007 Annual Meeting if received by AmSouth after February 19, 2007. For more information on the advance notice provisions of AmSouth’s bylaws see “Director Nomination Process”, below.

Director Nomination Process

The Corporate Governance Committee of the AmSouth Board of Directors (the “Committee”) performs the functions of a nominating committee. All members of the Committee are independent under the standards of the NYSE. The Committee’s charter is available on AmSouth’s website at www.amsouth.com in the Corporate Governance Section of the Investor Relations Resource Center.

The Committee will consider candidates recommended by shareholders if the shareholder follows the procedures required by AmSouth’s bylaws. AmSouth’s bylaws require shareholders who wish to submit to the Annual Meeting of Shareholders nominations of persons for election to the Board of Directors to follow certain procedures. The shareholder must give notice in writing of the nomination to the Corporate Secretary of AmSouth, P.O. Box 11007, Birmingham, Alabama 35288, not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be delivered not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AmSouth. The shareholder must be a shareholder of record at the time the notice is given. The shareholder’s notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of the shareholder, as they appear on AmSouth’s books, and of such beneficial owner and (ii) the number and class of shares of AmSouth owned of record and beneficially by such shareholder and such beneficial owner.

The Committee has not adopted any specific minimum qualifications that must be met by a nominee or any specific qualities or skills that are necessary for one or more of the directors to possess. However, the Corporate Governance Guidelines adopted by the Board do contain the following provisions regarding director qualifications and the composition of the Board:

•	The Board will have a majority of directors who meet the criteria for independence required by the NYSE.

•	The Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualifications as independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board.

•	A director should not normally serve on the board of more than three other public companies. However, in certain circumstances it may be appropriate for the Committee to approve service on a greater number of boards, but probably not more than five.

•	Upon reaching age 72, directors must offer to resign from the Board of Directors.

In addition, the NYSE rules, regulations applicable to banking organizations and SEC rules require that members of the Audit Committee of AmSouth meet certain independence criteria and possess certain attributes regarding financial literacy and expertise in financial matters. The Committee may take these matters into consideration in determining whether to recommend a nominee.

The Committee has no specifically defined process for identifying and evaluating nominees. Historically, candidates for Board membership have been identified and recommended by current Board members. This usually occurs in anticipation of the retirement of an incumbent director. There is no difference in the manner in which the Committee evaluates nominees for director based on whether a nominee is recommended by a shareholder.

During 2005, the Board of Directors engaged a third party to assist in identifying or evaluating potential nominees.

Director nominees Ingram, McCrary and Ritter are incumbent directors standing for re-election.

Communications Between Shareholders and Other Interested Parties and the Board of Directors

AmSouth’s Board of Directors is accountable to shareholders and therefore wishes to provide a means for shareholders and other interested parties to communicate with directors. We believe that disclosing how to so communicate may help make board operations more transparent to persons who have questions or concerns about matters that are within the board’s purview. Shareholders and other interested parties desiring to communicate with the entire Board of Directors, the non-management directors as a group or any individual director or committee chairmen should send their comments to:

John D. Buchanan, Corporate Secretary

AmSouth Bancorporation

P.O. Box 11007

Birmingham, AL 35288

The initial determination of whether communications will be relayed to board members will be made by the Corporate Secretary. All communications will be relayed unless they are clearly inappropriate for consideration by the directors, such as personal grievances, routine customer complaints and similar matters. Where appropriate, the Corporate Secretary will refer personal or customer service issues to the area of the Company that may best assist the shareholder. This process was approved by the Board of Directors, including all non-management directors.

If you have concerns or complaints relating to accounting, internal accounting controls or auditing matters, you should send them to the address shown above, and the Corporate Secretary will forward them to the Audit Committee. You need not disclose your identity in such correspondence.

Meetings of Non-Management Directors

AmSouth’s Corporate Governance Guidelines require that the non-management directors meet in executive session at least twice a year. The senior-most director present will preside. In 2005 the Board met in executive session at each Board meeting attended in person by directors. See “Communications Between Shareholders and Other Interested Parties and the Board of Directors” above regarding communication with these directors.

Director Attendance at the Annual Meeting

It is the policy of AmSouth that all directors should attend the Annual Meeting of Shareholders unless there is an unavoidable scheduling conflict or another valid reason for not attending, such as illness, a death in the family or other similar matters. Last year all of the directors attended the Annual Meeting other than one director who could not attend due to a death.

Annual Report on Form 10-K

A copy of AmSouth’s Annual Report on Form 10-K for the year ended December 31, 2005 will be furnished without charge to any shareholder who requests such report in writing from Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288.

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Committee will report regularly to the Board of Directors and will review with the Board any issues that arise regarding any of the foregoing items.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor in separate executive sessions, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Chairman may grant pre-approvals of audit and permitted non-audit services, provided that decisions of the Chairman to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee, and for payment of ordinary administrative expenses of the Audit Committee.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall report regularly to the Board and review any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements and disclosures made in management’s discussion and analysis.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K. Such reports include those required by Section 112 and the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”).

6.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.	Discuss with the Company’s external auditors any issues arising from their review prior to the release of earnings. This discussion may be held with the Chairman.

8.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. This may be done generally, and the Committee does not have to discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

9.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

10.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

11.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 90, relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work, management’s response to such problems or difficulties, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

12.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

13.	Review and evaluate the lead partner of the independent auditor team.

14.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, (d) any material issues on which the national office of the independent auditor was consulted by the Company’s audit team and (e) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

15.	Ensure the rotation of the lead audit partners having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

16.	It is the policy of the Company that the Company will not hire any employee or former employee of the independent auditors if such hiring would cause the independent auditors to cease being independent under the rules of the Securities and Exchange Commission.

17.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

18.	Ensure that the Company’s independent auditors share with the Committee all material written communication between the auditors and management.

Oversight of the Company’s Internal Audit Function

19.	Review the appointment and replacement of the senior internal auditing executive.

20.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

21.	Review and approve the annual internal audit plan.

22.	Discuss with the independent auditors and management the internal audit department’s responsibilities, budget, staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

23.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

24.	Meet separately, periodically, with management, with the Company’s senior internal auditing executive and with the independent auditor. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and other similar policies. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and other similar policies.

25.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

26.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

27.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

DIRECTOR INDEPENDENCE AND CATEGORICAL STANDARDS

Under the AmSouth Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) rules, the AmSouth Bancorporation Board of Directors must have a majority of independent directors. The current NYSE rules contain the following minimum requirements for independence.

(1)	A director who is an employee, or whose immediate family member is an executive officer, is not independent until three years after the end of such employment relationship.

(2)	A director who receives, or whose immediate family member receives, more than $100,000 in any twelve-month period in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided the compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by an immediate family member for service as a non-executive employee of the company does not have to be considered in determining independence.

(3)	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

(4)	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of AmSouth’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

(5)	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, AmSouth for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold. Charitable organizations are not considered companies for purposes of this rule. However, the company must disclose in its annual proxy statement any charitable contributions made by the company to any charitable organization for which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

For purposes of the NYSE rules an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

In addition to the requirements described above, the NYSE rules provide that no director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that had a relationship with the company). The rules require that the basis for the board’s determination that a relationship is not material must be disclosed in the annual proxy statement. However, a board may adopt and disclose categorical standards to assist it in making determinations of independence and may make a general disclosure if a director meets these standards. Any determination of independence for a director who does not meet these standards must be specifically explained. The company must disclose any standard it adopts. It may then make the general statement that the independent directors meet the standards set by the board without detailing particular aspects

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of the immaterial relationships between individual directors and the company. Consistent with these rules, the AmSouth Board of Directors has adopted the following categorical standards for determining independence of Board members:

(1)	To be considered independent, a director must meet all of the independence criteria of Section 303A.02 (b) of the NYSE Listed Company Manual, which are summarized above in items (1) through (5).

(2)	A director will not fail to be deemed “independent” solely as a result of lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts, estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between AmSouth and its subsidiaries, on the one hand, and the director or a company with which the director is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other, provided that:

(a)	such relationships are in the ordinary course of business of AmSouth and are on substantially the same terms as those prevailing at the time for comparable transactions with nonaffiliated persons; and

(b)	with respect to extensions of credit by AmSouth or its subsidiaries to such director or affiliated company or its subsidiaries, such extensions of credit (a) have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of Sarbanes-Oxley Act), and (b) no event of default has occurred under this loan.

(3)	Contributions made or pledged by AmSouth, its subsidiaries, or by any foundation sponsored by or associated with AmSouth or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee will not be considered a “material relationship” if within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2 percent of the charitable organization’s consolidated gross revenues for that fiscal year. Contributions made to any charitable organization pursuant to a matching gift program maintained by AmSouth or by its subsidiaries or by any foundation sponsored by or associated with AmSouth or its subsidiaries are not considered to be a “material relationship” and shall not be included in calculating the materiality threshold set forth above.

(4)	A relationship involving a director’s relative will not be considered a “material relationship” solely by virtue of the familial relationship if the relative is not an immediate family member of the director.

(5)	Payments made to a public utility at rates or charges fixed in conformity with law or governmental authority are not considered to create a “material relationship”.

For relationships that do not meet the categorical standards, the determination of whether the relationship is material or not and therefore whether the director is independent or not will be made by the directors who satisfy the independence and categorical standards tests. For example, the directors could determine that a charitable giving situation that did not meet the categorical standards criteria was nevertheless immaterial under the particular circumstances and find that the affected director is independent. The Board would explain in the next annual proxy statement the basis for any board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality described above.

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APPENDIX C

AMSOUTH BANCORPORATION 2006 LONG TERM INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1	EFFECTIVE DATE OF THE PLAN. Effective upon the approval of the stockholders of AmSouth Bancorporation, a Delaware corporation (hereinafter referred to as the Corporation), as provided below in this Section 1.1, the Corporation hereby establishes an incentive compensation plan to be known as the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan, as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares and Performance Units. The Plan shall become effective upon its approval by the stockholders of the Corporation in accordance with Delaware law (the “Effective Date”), and it shall remain in effect as provided in Section 1.3 hereof. If the Plan is not approved by shareholders of the Corporation, the Plan shall be null, void and of no force or effect.

1.2	OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s objectives and which link the interests of Participants to those of the Corporation’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3	DURATION OF THE PLAN. If the Plan is approved by the Corporation’s stockholders as provided in Section 1.1 hereof, it shall remain in effect until (a) all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions, or (b) it is sooner terminated by the Board of Directors as provided in Article 17 hereof, and it shall remain in effect thereafter with respect to any Awards that are then outstanding. In no event may an Award be granted under the Plan after April 19, 2016, and in no event may an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1	“AWARD” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares or Performance Units.

2.2	“AWARD AGREEMENT” means an agreement entered into by the Corporation and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.3	“BENEFICIAL OWNER” or “BENEFICIAL OWNERSHIP” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4	“BOARD” or “BOARD OF DIRECTORS” means the Board of Directors of the Corporation.

2.5	“CAUSE” shall be determined by the Committee, in exercise of good faith and reasonable judgment, and, unless the Award Agreement provides otherwise, means the occurrence of any one or more of the following:

(i)	The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from a medical condition that prevents the Participant, even with a reasonable accommodation by the Company, from substantially performing his duties), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or

(ii)	The Participant’s conviction for committing an act of fraud, embezzlement, theft, or another act constituting a felony; or

(iii)	The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

2.6	“CHANGE IN CONTROL” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)	Any Person (other than those Persons in control of the Corporation as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation or other entity owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation) becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities; or

(b)	During any period of two (2) consecutive years or less ending after the Effective Date (whether or not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute at least sixty percent (60%) thereof; or

(c)

The stockholders of the Corporation approve: (i) a plan of complete liquidation of the Corporation; or (ii) an agreement for the sale or disposition of all or substantially all the Corporation’s assets; or

(iii) a merger, consolidation, or reorganization of the Corporation or any Subsidiary with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least sixty percent (60%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed part of a purchasing group for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the Nonemployee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

Notwithstanding the foregoing provisions of this Section 2.6, with respect to any Award (or portion of an Award) that provides for a deferral of compensation that is subject to Code Section 409A, to the extent necessary to prevent such compensation from being includible in gross income pursuant to subparagraph (a)(1)(A) of that Code Section (and only to that extent), a “Change in Control” shall be deemed to have occurred only if and when (i) any one or more of the conditions set forth in paragraph (a), (b) and (c) above of this Section 2.6 shall have been satisfied, and (ii) as to the Participant to whom the Award was granted, the event in question also constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of subparagraph (a)(2)(A) of Code Section 409A.

2.7	“CODE” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code shall include references to any related proposed and final Treasury Regulations and any other related, officially published guidance from the IRS (including without limitation, with respect to Code Section 409A, Notice 2005-1) and to successor provisions of the Code.

2.8	“COMMITTEE” means the Human Resources Committee of the Board, as specified in Article 3 herein, or such other committee or person as may administer the Plan or grants of Awards under the Plan in accordance with Article 3 hereof.

2.9	“COMPANY” means AmSouth Bancorporation, and also means any Subsidiary and any corporation of which a majority of the voting capital stock is owned directly or indirectly by AmSouth Bancorporation or by any of its Subsidiaries, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).

2.10	“CORPORATION” means AmSouth Bancorporation, a Delaware corporation.

2.11	“COVERED EMPLOYEE” means an Employee who the Committee anticipates at the time an Award is granted to such Employee will be, as of the last day of the Company’s taxable year in which a taxable event with respect to such Award may occur, a “covered employee”, as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.12	“DIRECTOR” means any individual who is a member of the Board of Directors of the Corporation.

2.13

“DISABILITY” means, unless the applicable Award Agreement provides otherwise, that the Participant (i) has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code), and (ii) has satisfied any requirement imposed by the Committee in regard to evidence of such disability. Notwithstanding the foregoing provisions of this Section 2.13, with respect to any Award (or portion of an Award) that provides for a deferral of compensation that is subject to Code Section 409A, to the extent necessary to prevent such compensation from being includible in gross income pursuant to subparagraph (a)(1)(A) of that Code Section (and only to that extent), “Disability” means a Disability as defined above that also qualifies the Participant as “Disabled” within the meaning of subparagraph (a)(2)(C) of Code Section 409A.

2.14	“EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.15	“EMPLOYEE” means any key officer or employee of the Company as determined by the Committee. The grant of an Award to an officer or employee of the Company shall be deemed to constitute a determination by the Committee that such individual is a key officer or employee of the Company for purposes of this Plan. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.16	“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	“FAIR MARKET VALUE” shall be determined on the basis of the closing sale price of Shares on the date in question as reported by the principal consolidated transactions reporting system for securities listed on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.18	“FREESTANDING SAR” means an SAR that is granted independently of any Option, as described in Article 7 herein.

2.19	“INCENTIVE STOCK OPTION” or “ISO” means an option to purchase Shares granted under Article 6 herein which is designated as an Incentive Stock Option and which is intended to receive the tax treatment applicable to incentive stock options under Code Section 422 if it is exercised during a period in which option exercises are eligible for incentive stock option tax treatment pursuant to Code Section 422(a)(2), 422(c)(6) or 421(c)(1)(A).

2.20	“INSIDER” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.21	“NONEMPLOYEE DIRECTOR” means an individual who is a member of the Board of Directors of the Corporation but who is not an employee of the Company.

2.22	“NONQUALIFIED STOCK OPTION” or “NQSO” means an option to purchase Shares granted under Article 6 herein which is not intended to receive the tax treatment applicable to incentive stock options under Code Section 422 if it is exercised during a period in which option exercises are eligible for incentive stock option tax treatment pursuant to Code Section 422(a)(2), 422(c)(6) or 421(c)(1)(A).

2.23	“OPTION” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.24	“OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.25	“PARTICIPANT” means an Employee who has outstanding an Award granted under the Plan. The term Participant shall not include Nonemployee Directors.

2.26	“PERFORMANCE-BASED EXCEPTION” means the performance-based compensation exception set forth in Code Section 162(m)(4)(C) from the tax deductibility limitations of Code Section 162(m).

2.27	“PERFORMANCE SHARE” means a right granted pursuant to Article 10 to receive a specified number of Shares, and/or an amount of money determined by reference to the Fair Market Value of a specified number of Shares, at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the Committee and set forth in the Award Agreement documenting the Performance Share are satisfied.

2.28	“PERFORMANCE UNIT” means a right granted pursuant to Article 11 to receive a specified amount of money (other than an amount of money determined by reference to the Fair Market Value of a specified number of Shares), and/or Shares having a Fair Market Value equal to such specified amount of money, at a future time or times if a specified performance goal is attained and any other terms and conditions specified by the Committee and set forth in the Award Agreement documenting the Performance Unit are satisfied.

2.29	“PERIOD OF RESTRICTION” means the period during which the right of the Participant to transfer Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and during all or part of which the Shares of Restricted Stock may (but need not) also be subject to a substantial risk of forfeiture, as provided in Article 8 herein. With respect to Stock Units, the “Period of Restriction” means any period during which the Employee’s right to receive or transfer the Shares subject to the Stock Units is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and during all or part of which the Employee’s right to receive or retain the Shares may (but need not) also be subject to a substantial risk of forfeiture, as provided in Article 9 herein.

2.30	“PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) thereof.

2.31	“PLAN” means the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan set forth in these pages, as amended and in effect from time to time on or after the Effective Date.

2.32	“RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article 8 herein.

2.33	“RETIREMENT” means, unless the applicable Award Agreement provides otherwise, that the Participant’s employment terminates (other than for Cause) at a time when the Participant’s age and years of service makes the Participant eligible to receive immediately payable retirement benefits under the AmSouth Bancorporation Retirement Plan, under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan.

2.34	“SHARE POOL” means the aggregate number of Shares that may be issued under the Plan, as provided in Section 4.1(a) below.

2.35	“SHARES” means shares of common stock of AmSouth Bancorporation, par value $1.00 per share.

2.36	“STOCK APPRECIATION RIGHT” or “SAR” means an Award granted alone or in connection with a related Option pursuant to the terms of Article 7 herein.

2.37	“STOCK UNIT” means a right to receive a Share either at the time the right is granted or at a later time or times, granted in accordance with Article 9 herein.

2.38	“SUBSIDIARY” means any corporation, partnership, joint venture or other entity in which the Company directly or indirectly has a majority voting interest; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” means a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Section 424(f) of the Code. For purposes of establishing that Options, SARs and other Awards granted under the Plan relate to “service recipient stock” and “stock of the service recipient” within the meaning of Proposed Treasury Regulation 1.409A-1(b)(5), in applying Code Section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-(2) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-(2).

2.39	“TANDEM SAR” means a SAR granted pursuant to Article 7 herein that has an exercise price that is equal to the Option Price of a related Option, and that may be exercised only when the related Option is exercisable and only upon the surrender by the Participant of the right to purchase a Share under the related Option (and which is likewise surrendered when the related Option is exercised).

ARTICLE 3. ADMINISTRATION; MINIMUM SERVICE REQUIREMENT

3.1	THE COMMITTEE. The Plan shall be administered by the Human Resources Committee of the Board, or by any other committee appointed by the Board to administer the Plan. Unless the Board determines otherwise, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision, and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code, and shall satisfy any applicable independence requirements of the principal stock exchange (or absent such an exchange, the principal electronic trading network) on which Shares may be listed from time to time. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2	AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Corporation, and subject to the provisions herein, including Section 3.4, the Committee shall have full power and discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; define undefined terms used in the Plan and any agreement or instrument entered into under the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 17 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer performance goals applicable to Awards under the Plan, and the authority to certify that such performance goals are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4). Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law, the Committee may delegate its authority in accordance with Section 3.4 below.

3.3	DECISIONS BINDING. All determinations and decisions made by the Committee or the Chief Executive Officer of the Corporation pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4	GRANTS TO NON-INSIDERS BY CHIEF EXECUTIVE OFFICER. To the extent permissible under governing law, rules and regulations, and, in particular, Sections 141(c) and 157(c) of the General Corporation Law of Delaware and applicable rules or listing standards of the principal stock exchange (or absent such an exchange, the principal electronic trading network) on which Shares may be listed from time to time, the Chief Executive Officer of the Corporation shall have the authority to make and administer grants of Awards under this Plan to non-Insiders upon such terms and conditions as the Chief Executive Officer shall determine; provided, however, that the total number of Awards granted by the Chief Executive Officer each year shall be subject to approval by the Committee. The Chief Executive Officer shall not have authority to make or administer grants of Awards to Covered Employees. The provisions of this Section 3.4 shall be in addition to and not in limitation of any other power to delegate its authority with respect to the Plan that the Committee may have, whether under the Certificate of Incorporation or Bylaws of the Corporation or otherwise.

3.5	GRANT DATE OF AWARDS. For purposes of the Plan, the date on which an Award is granted shall be the date on which the Committee intends the grant of the Award to be effective, which may be the date on which the Committee takes the action granting the Award or any later date the Committee may specify.

3.6	MINIMUM SERVICE REQUIREMENT. Subject to Article 16, and notwithstanding any provision of the Plan (other than Article 16) to the contrary, if the exercisability of Options or Freestanding SARs or the non-forfeitability of Restricted Stock or Stock Units is to be contingent only on the recipient’s future services, and not on the attainment of a performance goal, then the Options or Freestanding SARs may not become exercisable and the Restricted Stock or Stock Units may not become non-forfeitable more rapidly than in equal monthly installments over the three years after the date on which the Award is granted; provided that the Committee may but need not provide for Options or Freestanding SARs to become exercisable and Restricted Stock or Stock Units to become non-forfeitable in whole or in part before the end of such three year period if the recipient’s death, Disability or Retirement or another extraordinary circumstance or event occurs, or if the Award is being granted as an inducement for the recipient to enter into the employ of the Company, and, provided further, that dividends payable on Restricted Stock and dividend equivalents credited in respect of Options, Freestanding SARs and Stock Units may (if the Committee so provides) be non-forfeitable without regard to such three year period. This Section 3.6 shall not apply to Awards which are granted in full or partial satisfaction of payments due under other compensation programs of the Company unless the applicable Award Agreement provides otherwise.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS; SHARE COUNTING

4.1	NUMBER OF SHARES AVAILABLE FOR GRANTS; MAXIMUM AWARDS. Subject to adjustment as provided in Section 4.5 herein, and subject to the other provisions of this Article 4,

(a)	the aggregate number of Shares that may be issued under the Plan (the “Share Pool”) is twenty-three million (23,000,000) Shares. The maximum aggregate number of Shares that may (but need not) be issued pursuant to the exercise of Incentive Stock Options under the Plan is equal to the Share Pool.

(b)	The number of Shares of Restricted Stock that may be issued from the Share Pool pursuant to Article 8 herein plus the number of Shares that may be issued from the Share Pool pursuant to Stock Units, Performance Shares and Performance Units shall not exceed five million five hundred thousand (5,500,000) Shares.

If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or another Company, or in connection with a merger or other combination of another company with the Corporation or another Company, the Corporation or another Company either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the Shares that are issued or issuable pursuant to such assumed or substituted stock options or other stock incentives shall be charged against the limitations set forth in Section 4.1(a) or (b) above.

(c)	The maximum number of Shares with respect to which Options or SARs may be granted during any one calendar year to any Employee, and the maximum aggregate number of Shares with respect to which any and all Awards (other than Options or SARs or Performance Units) may be granted in any one calendar year to any one Covered Employee, shall each be nine hundred fifty thousand (950,000) Shares (prior to any adjustments for changes in capitalization pursuant to Section 4.5 below) or, in the case of Awards other than Options or SARs or Performance Units, their equivalent in cash.

(d)	No Employee may receive more than four million dollars ($4,000,000) (or the equivalent thereof in Shares) in payment of Performance Units that are granted in any one calendar year.

If, after Stock Units, Performance Shares or Performance Units are earned, the delivery of Shares or cash is deferred, any additional Shares or amounts attributable to dividends or earnings during the deferral period shall be disregarded in applying the per Employee limitations set forth in paragraphs (c) and (d) above of this Section 4.1.

4.2	SHARE COUNTING—IN GENERAL. Subject to Section 4.4 below, the Share Pool, and the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options set forth in Section 4.1(a), and the number of Shares that may be issued pursuant to Restricted Stock, Stock Units, Performance Shares and Performance Units set forth in Section 4.1(b) above, shall be charged only for the number of Shares which are actually issued under the Plan; if any Shares subject to an Award shall not be issued and shall cease to be issuable pursuant to the Award because of the termination, expiration, forfeiture, cancellation or surrender, in whole or in part, of such Award, or because such Award is settled in cash, or for any other reason, or if any such Shares shall, after issuance, be reacquired by the Corporation because of the Participant’s failure to comply with the terms and conditions of the Award or for any other reason, the Shares not so issued, or the Shares so reacquired by the Corporation, as the case may be, shall no longer be charged against the limitations provided for in Section 4.1(a) and (b) above and may again be made subject to Awards. For the avoidance of doubt, with respect to Stock Appreciation Rights, the Share Pool shall be charged only for the number of Shares which are actually issued in settlement of Stock Appreciation Rights. In the case of an exercise of Tandem Stock Appreciation Rights, if the number of Shares previously charged against the Share Pool and (if applicable) against the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options on account of the surrendered portion of the tandem Option exceeds the number of Shares (if any) actually issued in connection with the surrender of such portion of the Option and exercise of the Tandem SARs, the excess shall be added back to the Share Pool and, if applicable, the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options.

4.3	COUNTING FOR STOCK SURRENDERED OR WITHHELD. Subject to Section 4.4 below, if a Participant pays the Option Price of an Option by tendering Shares in accordance with Section 6.7(b) below, or if the Company withholds Shares (including without limitation Shares that are issued or issuable pursuant to an Award such as Shares that are issued or issuable pursuant to the exercise of an Option) in accordance with Section 18.2 below in full or partial satisfaction of withholding taxes due in respect of an Award or in respect of the grant, exercise, vesting, distribution or payment of an Award, the number of Shares tendered in payment of the Option Price of the Option, or the number of Shares that the Company withholds in satisfaction of such withholding taxes, shall be added to the Share Pool and (if applicable) the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options, so that the Share Pool and (if applicable) the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options set forth in Section 4.1(a) above shall have been charged only for the net number of Shares that were issued by the Corporation pursuant to the Option exercise or the Award.

4.4

FAIL SAFE PROVISION.    If and to the extent that Section 4.2 or Section 4.3 above would cause the Corporation or the Plan to fail to satisfy the rules or listing standards of the principal stock exchange (or absent such an exchange, the principal electronic trading network) on which Shares may be listed from time to time, or would prevent Incentive Stock Options granted under the Plan from being treated as Incentive Stock Options under Code Section 422, then to that extent (and only to that extent) Section 4.2 and Section 4.3 shall be disregarded. For example, if one or more of the aforementioned Sections of the Plan will prevent Incentive Stock Options granted under the Plan from being treated as Incentive Stock Options under Code Section 422 if such Sections of the Plan are applied in determining the number of Shares that are available from time to time to be issued pursuant to Incentive Stock Options, and such Sections of the Plan will not prevent Incentive Stock Options granted under the Plan from being treated as Incentive Stock Options under Code Section 422 if such Sections of the Plan are applied in determining the number of Shares that are available from time to time to be issued pursuant to Nonqualified Stock Options or other Awards that are not Incentive Stock Options, then such Sections of the Plan shall be disregarded for purposes of determining the number of Shares that are available from time to time to be issued pursuant to Incentive Stock Options, but not for purposes of determining the number of Shares that are available from time to time to be issued pursuant to Nonqualified Stock Options or other Awards that are not Incentive Stock Options.

4.5	ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the aggregate number and class of Shares which may be issued under the Plan in accordance with Section 4.1(a), in the number and class of and/or purchase price of Shares subject to outstanding Awards and the number and class of and/or exercise price of outstanding Options and SARs, and in the limits set forth in Section 4.1(b),(c) and (d), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights or to otherwise reflect the change in corporate capitalization or the transaction; provided, however, that (a) the number of Shares subject to any Award shall always be a whole number, and (b) with respect to Incentive Stock Options any such adjustments shall comply with Sections 422 and 424 of the Code, and (c) any adjustments with respect to Options and SARs shall never permit the exercise price of such Options and SARs to be less than the fair market value of the underlying stock (disregarding lapse restrictions as defined in Treasury Regulation Section 1.83-3(i)) on the date the Options and SARs were granted, within the meaning of Proposed Treasury Regulation Section 1.409A-1(b)(5) or a successor thereto.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1	ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board.

5.2	ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount and terms and conditions of each Award. No Employee shall acquire any rights in or to or with respect to an Award unless and until a written Award Agreement signed by an officer of the Corporation and setting forth the terms and conditions of such Award is delivered to him. Any such Award Agreement shall be consistent with the Plan and incorporate it by reference. The Committee may rescind the grant of any Award, provided that after a written Award Agreement documenting the grant of such Award has been issued and delivered to the Employee the Committee may rescind the grant of such Award only with the written consent of such Employee.

ARTICLE 6. STOCK OPTIONS

6.1	GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Subject to Section 3.6, Options may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the Option is granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Article 6, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, an Option may (but need not) provide by its terms that it will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more performance objectives specified therein, or that it will become exercisable only if one or more performance goals specified therein are achieved. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration.

6.2	AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be eligible for the tax treatment applicable to an ISO or a NQSO. No such designation of an Option as an ISO shall be deemed to constitute a representation or warranty that the Option will in fact receive the tax treatment of an ISO or any other tax treatment.

6.3	OPTION PRICE. The Option Price of each Option granted under this Plan shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted (or in the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted). The Option Price may, if the Committee so provides at the time of grant of an Option, be indexed to the increase or decrease in an index specified by the Committee or in stock prices of one or more other specified companies, provided that the Option Price may never be less than 100% of the Fair Market Value of a Share on the date the Option is granted.

6.4	DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that (a) no Option shall be exercisable later than the tenth (10th) anniversary date of its grant, and (b) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted.

6.5	DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate. The right to any such dividend equivalents shall be explicitly set forth as a separate arrangement within the meaning of Proposed Treasury Regulation Section 1.409A-1(b)(5)(i)(E) or any successor thereto.

6.6	EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each Option or for each Participant.

6.7	PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Corporation, setting forth the number of Shares with respect to which the Option is being exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Corporation in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement and subject to such terms and conditions as the Committee may impose, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b). The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, including without limitation Section 402 of the Sarbanes-Oxley Act of 2002, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates for the number of Shares purchased under the Option(s) or shall credit such number of Shares to a book entry account in the name of the Participant.

6.8	RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.9	TERMINATION OF EMPLOYMENT. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company. Subject to Section 6.4 above, such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to the Plan or among all Participants, and may reflect distinctions based on the reasons for termination of employment. In the event of a termination of employment after a Change in Control, Options shall be treated in the manner set forth in Article 16.

6.10	NONTRANSFERABILITY OF OPTIONS.

(a)	INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. However, a Participant may designate a person who may exercise the ISO after his death in accordance with Article 13 below and Treasury Regulation Section 1.421-1(b)(2). Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)	NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. However, a Participant may designate a person who may exercise the NQSO after his death in accordance with Article 13 below. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.11	REPRICING. Without the prior approval by the requisite vote of the stockholders of the Company entitled to vote thereon, and except as permitted by Section 4.5 above or Section 16.1 below, no Options issued under the Plan will be repriced at a lower price, either by lowering the Option Price or by canceling the Option and re-granting it at at a lower price. If the Committee grants an Option the Option Price of which is indexed to the increase or decrease in a specified index or in stock prices of one or more other specified companies in accordance with Section 6.3 above, a reduction in the Option Price resulting from a decrease in the index or in the specified stock prices shall not be deemed to violate the first sentence of this Section 6.11.

6.12	HARDSHIP LIMITATION. No Employee shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4) or a successor thereto) during the six months after the Employee’s receipt of a hardship distribution from a plan of the Corporation or a related party within the provisions of Code Sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code. The preceding sentence shall not apply if and to the extent that the Committee or its delegate determines that it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1	GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The exercise price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The exercise price of Tandem SARs shall equal the Option Price of the related Option. The exercise price of SARs may, if the Committee so provides at the time of grant of the SARs, be indexed to the increase or decrease in an index specified by the Committee or in stock prices of one or more other specified companies, provided that the exercise price may never be less than 100% of the Fair Market Value of a Share on the date the SARs are granted or, in the case of Tandem SARs, on the date the related Option is granted. Subject to Section 3.6, SARs may be granted for such lawful consideration, including but not limited to money or other property, tangible or intangible, or labor or services received or to be received by the Company, as the Committee may determine when the SARs are granted. Property for purposes of the preceding sentence shall include an obligation of the Company unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Article 7, SARs may be exercisable in full at the time of grant or may become exercisable in one or more installments and at such time or times and subject to such terms and conditions, as the Committee may determine. Without limiting the foregoing, SARs may (but need not) provide by their terms that they will become exercisable in whole or in part upon the completion of specified periods of service or earlier achievement of one or more performance objectives specified therein, or that they will become exercisable only if one or more performance goals specified in the SAR Award Agreement are achieved. The Committee may at any time accelerate the date on which SARs become exercisable, and no additional consideration need be received by the Company in exchange for such acceleration.

7.2	EXERCISE OF TANDEM SARS. Tandem SARs may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the related Option with respect to the same number of Shares. Tandem SARs may be exercised only with respect to the Shares for which the related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to Tandem SARs granted in connection with ISOs: (i) the Tandem SARs will expire no later than the expiration of the related ISOs; (ii) the payment with respect to an exercise of the Tandem SARs may not exceed the difference between the Fair Market Value of the Shares subject to the surrendered portion of the ISO at the time the Tandem SARs are exercised and the Option Price of such Shares under the ISO; and (iii) the Tandem SARs may be exercised only when the Fair Market Value of the Shares subject to the ISOs exceeds the Option Price of the ISOs.

7.3	EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them consistent with the provisions of the Plan (including without limitation Section 7.1 above).

7.4	SAR AGREEMENT. Each grant of SARs shall be evidenced by an Award Agreement that shall specify the number of Shares with respect to which the SARs are granted, the exercise price, the term of the SARs, and such other provisions as the Committee shall determine.

7.5	TERM OF SARS. Subject to Section 7.2 above, the term of SARs granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6	PAYMENT OF SAR AMOUNT. Upon exercise of SARs, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying: (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price of the SARs; by (b) The number of Shares with respect to which the SARs are exercised. At the discretion of the Committee, the payment upon exercise of SARs may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof, as set forth in the SAR Award Agreement.

7.7	RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of SARs (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).

7.8	TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SARs following termination of the Participant’s employment with the Company. Subject to Sections 7.2 and 7.5 above, such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan or among all Participants, and may reflect distinctions based on the reasons for termination of employment. In the event of a termination of employment after a Change in Control, SARs shall be treated in the manner set forth in Article 16.

7.9	NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant’s Award Agreement, no SARs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. However, a Participant may designate a person who may exercise the SARs after his death in accordance with Article 13 below and, in the case of SARs that are tandem to ISOs, Treasury Regulation Section 1.421-1(b)(2). Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. For the avoidance of doubt, SARs that are tandem to ISOs shall be transferable only when the ISOs are transferable, and only on the same terms and subject to the same conditions on which the related ISOs are transferable in accordance with Section 6.10(a) above.

7.10	DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with SARs granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate. The right to any such dividend equivalents shall be explicitly set forth as a separate arrangement within the meaning of Proposed Treasury Regulation Section 1.409A-1(b)(5)(i)(E) or any successor thereto.

7.11	REPRICING. Without the prior approval by the requisite vote of the stockholders of the Company entitled to vote thereon, and except as permitted by Section 4.5 above or Section 16.1 below, no SARs issued under the Plan will be repriced at a lower price, either by lowering the exercise price or by canceling the SARs and re-granting them at at a lower price. If the Committee grants a SAR the exercise price of which is indexed to the increase or decrease in a specified index or in stock prices of one or more other specified companies in accordance with Section 7.1 above, a reduction in the exercise price resulting from a decrease in the index or in the specified stock prices shall not be deemed to violate the first sentence of this Section 7.11.

ARTICLE 8. RESTRICTED STOCK

8.1	GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Restricted Shares may be granted in full or partial satisfaction of payments due under other compensation programs of the Company.

8.2	RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period of Restriction, the nature and duration of the restriction(s) to which the Shares of Restricted Stock will be subject during all or part of the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3	TRANSFERABILITY. Except as provided in this Article 8 or in the applicable Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4	OTHER RESTRICTIONS. Subject to Section 3.6 and Article 12 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, restrictions constituting a substantial risk of forfeiture within the meaning of Code Section 83, and/or restrictions under applicable federal or state securities laws. At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8 or the applicable Award Agreement, Shares of Restricted Stock granted under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5	VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares unless the Award Agreement provides otherwise.

8.6	DIVIDENDS AND OTHER DISTRIBUTIONS. Unless the Restricted Stock Award Agreement provides otherwise, during the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

8.7	TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan or among all Participants, and may reflect distinctions based on the reasons for termination of employment.

ARTICLE 9. STOCK UNITS

9.1	GRANT OF STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Units to Employees in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Stock Units may be granted in full or partial satisfaction of payments due under other compensation programs of the Company.

9.2	STOCK UNIT AGREEMENT. The Committee may (but need not) provide that the Shares subject to Stock Units are to be issued promptly after the grant of such Stock Units and that neither the Stock Units nor the Shares subject to the Stock Units are to be subject to any Period of Restriction. If the Stock Units or the Shares subject to the Stock Units are to be subject to a Period of Restriction, the Stock Units shall be evidenced by a Stock Unit Award Agreement that shall specify the Period(s) of Restriction, the nature and duration of the restriction(s) to which the Stock Units or the Shares subject to the Stock Units will be subject during all or part of the Period of Restriction, the number of Stock Units granted, and such other provisions as the Committee shall determine.

9.3	TRANSFERABILITY. Except as provided in this Article 9, the Shares subject to Stock Units granted herein shall be issued to and become transferable by the Participant at the time or times specified by the Committee when it grants such Stock Units. Without limiting the generality of the foregoing, the Committee may provide for the Shares subject to Stock Units to be transferable by the Participant when the Shares are issued to the Participant, or to become transferable by the Participant at a later time or time, subject to such terms and conditions as the Committee may impose in accordance with the Plan including, if applicable, Section 3.6. All rights with respect to the Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, and shall not be transferable by the Participant other than by will or the laws of descent and distribution or to a beneficiary designated in accordance with Article 13 herein.

9.4	ELECTIONS. The Committee may (but need not) give Participants an election as to the time at which the Shares subject to Stock Units are to be issued. Any such election shall be subject to such terms and conditions as the Committee may provide, including without limitation terms and conditions intended to comply with Code Section 409A or to qualify the Stock Units for an exception from the provisions of Code Section 409A.

9.5	VOTING RIGHTS. Until such time, if any, as the Shares subject to Stock Units have been issued to the Participant, Participants who have been granted Stock Units hereunder may not exercise voting rights with respect to those Shares. After the Shares subject to Stock Units are issued to the Participant, the Participant may exercise voting rights with respect to those Shares unless the Participant’s Stock Unit Award Agreement provides otherwise.

9.6	DIVIDENDS AND OTHER DISTRIBUTIONS. The Committee may (but need not) provide that until such time, if any, as the Shares subject to Stock Units have been issued to the Participant, Participants who have been granted Stock Units hereunder may be credited with amounts equivalent to regular cash dividends paid with respect to the Shares underlying the Stock Units. Such amounts equivalent to dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Stock Units, upon such terms as the Committee establishes. The Committee may apply any restrictions to the amounts equivalent to dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Stock Units granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of amounts equivalent to dividends declared with respect to the Shares underlying such Stock Units, such that the amounts equivalent to dividends and/or the Stock Units maintain eligibility for the Performance-Based Exception. After the Shares subject to Stock Units are issued, the Participant shall be entitled to receive and retain dividends declared with respect to those Shares unless the Participant’s Stock Unit Award Agreement provides otherwise.

9.7	TERMINATION OF EMPLOYMENT. Each Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Stock Units (or Shares subject to Stock Units) following termination of the Participant’s employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Stock Unit Award Agreement entered into with each Participant, need not be uniform among all Stock Units granted pursuant to the Plan or among all Participants, and may reflect distinctions based on the reasons for termination of employment.

9.8	CASH SETTLEMENT OF STOCK UNITS. In the discretion of the Committee, the Corporation may settle any Stock Unit by paying the Participant cash in lieu of issuing Shares. The amount of cash to be paid in such event shall be equal to the Fair Market Value of the Shares that would otherwise be issued, on the date on which they would otherwise be issued. Any such amount shall be paid on such date or as soon as administratively practicable thereafter.

ARTICLE 10. PERFORMANCE SHARES

10.1	PERFORMANCE SHARE AWARDS. Subject to the terms and conditions of the Plan, the Committee may award any Employee Performance Shares. The Committee may but need not provide that some but not all of the Performance Shares will be earned if the performance goal is partially attained.

10.2	PERFORMANCE GOALS AND RELATED MATTERS. The specified performance goal applicable to an award of Performance Shares may be any performance goal the Committee determines to be appropriate and may but need not consist, without limitation, of achievement of one or more financial or operational goals, and/or the occurrence of one or more specified circumstances or events; but, subject to Section 10.4 below, the performance period shall in all cases be a period of one year or longer. Any provision of the Plan (other than Section 10.4 below) to the contrary notwithstanding, Performance Shares that are intended to qualify for the Performance-Based Exception shall (a) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2)) over a period of one year or longer, which performance goals shall be based upon one or more of the performance measures set forth in Article 12, (b) otherwise be granted and administered in accordance with the applicable requirements of Code Section 162(m)(4)(C), and (c) be subject to such other terms and conditions as the Committee may impose. The performance goal applicable to awards of Performance Shares, and the other terms and conditions of such awards, need not be the same for each award or each Participant.

10.3	FORM AND TIME OF SETTLEMENT. Performance Shares may be settled in the form of Shares or cash equal to the Fair Market Value of the Shares that would otherwise be delivered or a combination of both Shares and such cash, as the Committee may provide. Shares (or their cash equivalent) that are earned pursuant to a Performance Share Award may be delivered when the Shares are earned or at such other time or times as the Committee may provide, and may accrue amounts equivalent to dividends (which may but need not be deemed reinvested in Shares and settled in the form of Shares or cash, as the Committee may provide) prior to being delivered.

10.4	ACCELERATION. The Committee may but need not provide that, if the Participant’s death, Disability or Retirement, a Change in Control, or another extraordinary circumstance or event occurs before the performance goal applicable to an award of Performance Shares is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Shares will be earned in whole or in part (as the Committee may specify); provided that, with respect to Performance Shares that are intended to qualify for the Performance-Based Exception, the foregoing provisions of this Section 10.4 shall apply only if and to the extent that they will not prevent such Performance Shares from qualifying for the Performance-Based Exception if the performance goal applicable to such Performance Shares is attained and the Participant’s death, Disability or Retirement, a Change in Control, or such other extraordinary circumstance or event does not occur.

10.5	TERMINATION OF EMPLOYMENT. The Committee may but need not provide for a Participant’s Performance Shares to be forfeited in whole or in part if such Participant’s employment by the Company terminates for any reason before Shares (or cash) are delivered in full settlement of such Performance Shares.

10.6	NON-TRANSFERABILITY. Except as otherwise provided in a Participant’s Performance Share Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a beneficiary designated in accordance with Article 13 below.

10.7	PERFORMANCE SHARE AGREEMENT. The terms and conditions of each award of Performance Shares shall be set forth in a written agreement signed by an officer of the Corporation authorized to do so.

ARTICLE 11. PERFORMANCE UNITS

11.1	PERFORMANCE UNIT AWARDS. Subject to the terms and conditions of the Plan, the Committee may award any Employee Performance Units. The Committee may but need not provide that some but not all of the Performance Units will be earned if the performance goal is partially attained.

11.2	PERFORMANCE GOALS. The specified performance goal applicable to an award of Performance Units may be any performance goal the Committee determines to be appropriate and may but need not consist, without limitation, of achievement of one or more financial or operational goals, and/or the occurrence of one or more specified circumstances or events; but, subject to Section 11.4 below, the performance period shall in all cases be a period of one year or longer. Any provision of the Plan (other than Section 11.4 below) to the contrary notwithstanding, Performance Units that are intended to qualify for the Performance-Based Exception shall (a) “be paid solely on account of the attainment of one or more preestablished, objective performance goals” (within the meaning of Treasury Regulation 1.162-27(e)(2)) over a period of one year or longer, which performance goals shall be based upon one or more of the performance measures set forth in Article 12, (b) otherwise be granted and administered in accordance with the applicable requirements of Code Section 162(m)(4)(C), and (c) be subject to such other terms and conditions as the Committee may impose. The performance goal applicable to awards of Performance Units, and the other terms and conditions of such awards, need not be the same for each award or each Participant.

11.3	FORM AND TIME OF SETTLEMENT. Performance Units may be settled in the form of cash or Shares of equivalent Fair Market Value on the date on which cash would otherwise be paid or a combination of both cash and such Shares, as the Committee may provide. Cash (or the Share equivalent) that is earned pursuant to a Performance Unit Award may be paid when it is earned or at such other time or times as the Committee may provide, and may accrue amounts equivalent to interest or dividends (which may but need not be deemed reinvested in Shares and settled in the form of Shares or cash, as the Committee may provide) or another investment return specified by the Committee prior to being paid.

11.4	ACCELERATION. The Committee may but need not provide that, if the Participant’s death, Disability or Retirement, a Change in Control, or another extraordinary circumstance or event occurs before the performance goal applicable to an award of Performance Units is attained, and irrespective of whether the performance goal is thereafter attained, the Performance Units will be earned in whole or in part (as the Committee may specify); provided that, with respect to Performance Units that are intended to qualify for the Performance-Based Exception, the foregoing provisions of this Section 11.4 shall apply only if and to the extent that they will not prevent such Performance Units from qualifying for the Performance-Based Exception if the performance goal applicable to such Performance Units is attained and the Participant’s death, Disability or Retirement, a Change in Control, or such other extraordinary circumstance or event does not occur.

11.5	TERMINATION OF EMPLOYMENT. The Committee may but need not provide for a Participant’s Performance Units to be forfeited in whole or in part if such Participant’s employment by the Company terminates for any reason before cash (or Shares) are delivered in full settlement of such Performance Units.

11.6	NON-TRANSFERABILITY. Except as otherwise provided in a Participant’s Performance Unit Agreement, Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or to a beneficiary designated in accordance with Article 13 below.

11.7	PERFORMANCE UNIT AGREEMENT. The terms and conditions of each award of Performance Units shall be set forth in a written agreement signed by an officer of the Corporation authorized to do so.

ARTICLE 12. PERFORMANCE MEASURES

Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be one or more of the following alternatives:

(a) net income;

(b) return on equity;

(c) earnings per share;

(d) return on assets;

(e) total shareholder return;

(f) Share price;

(g) return on investment;

(h) internal rate of return;

(i) operating income;

(j) operating margin;

(k) core non-interest income;

(l) revenue;

(m) expenses;

(n) assets;

(o) deposits;

(p) loans;

(q) investments;

(r) market share;

(s) non-performing assets;

(t) charge-offs;

(u) loan loss reserves;

(v) asset quality levels;

(w) improvement of financial ratings; and

(x) interest-sensitivity gap levels.

Subject to the terms of the Plan, each of these measures may be defined by the Committee on a consolidated, Corporation, subsidiary or business unit basis, may but need not be in comparison with peer group performance or the performance of a market index or more than one market index, may but need not be based upon a change or an increase or positive result, and may include or exclude discontinued operations, unusual items, non-recurring items, and extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards, acquisitions, divestitures and restructuring expenses. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee may retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m)(4)(C).

ARTICLE 13. BENEFICIARY DESIGNATION

Any provision of the Plan to the contrary notwithstanding, each Participant under the Plan may, from time to time, name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid (or who shall have the right to exercise the Participant’s Options and SARs) in case of his or her death before he or she receives any or all of such benefit (or exercises such Options and SARs). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, shall be subject to any terms and conditions prescribed by the Company and set forth in such form, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, or if the designated beneficiary is not alive or in existence at the time of the Participant’s death, benefits remaining unpaid (and exercisable Options and SARs remaining unexercised) at the Participant’s death shall be paid to (or exercisable by) the Participant’s estate.

ARTICLE 14. DEFERRALS

Subject to Section 21.7 below, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Stock Units, or the satisfaction of any requirements or objectives with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 15. RIGHTS OF EMPLOYEES

15.1	EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time with or without cause or notice, nor confer upon any Participant any right to continue in the employ of the Company.

15.2	PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 16. CHANGE IN CONTROL

16.1	TREATMENT OF OUTSTANDING AWARDS. Any provision of the Plan (other than Section 21.7 and the last sentence of this Section 16.1) to the contrary notwithstanding, upon the occurrence of a Change in Control (within the meaning of Section 2.5, including, if applicable, the last sentence thereof) during the employment of a Participant, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the applicable Award Agreement provides otherwise:

(a)	Any and all then outstanding Options and SARs granted to the Participant hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

(b)	Any Periods of Restriction and restrictions imposed on any then outstanding Shares of Restricted Stock or Stock Units (or Shares subject to then outstanding Stock Units) granted to the Participant hereunder shall lapse; provided, however, that the degree of vesting associated with Restricted Stock or Stock Units which have been conditioned upon the achievement of performance conditions pursuant to Section 8.4 or 9.2 herein shall be determined in the manner set forth in the applicable Award Agreement.

The effect, if any, of a Change in Control on outstanding awards of Performance Shares and Performance Units shall be determined in accordance with Sections 10.4 and 11.4, respectively. Notwithstanding the foregoing provisions of this Section 16.1, with or without the consent of the affected Participants the Committee may provide in advance or at the time of a Change in Control for outstanding Awards to vest in full and be cancelled in the event of a Change in Control and for the cash value of such Awards to be paid at the time of such Change in Control in settlement of the Awards, or for equivalent awards relating to stock of another company to be granted at the time of such Change in Control in substitution for the cancelled Awards, or for the Awards to be assumed by another entity involved in the Change in Control.

16.2	TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE IN CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 16 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards.

ARTICLE 17. AMENDMENT, MODIFICATION, AND TERMINATION

17.1	AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 16.2 herein, the Committee or the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, or to comply with Delaware law, the rules of the principal stock exchange (or absent such an exchange, the principal electronic trading network) on which Shares may be listed from time to time or Sections 162(m) and 422 of the Code, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Corporation entitled to vote thereon. Without stockholder approval no amendment may give the Committee the authority to reprice outstanding Options or SARs at a lower price, either by reducing the exercise price or by canceling the Award and issuing lower-priced Options or SARs in replacement thereof, except as permitted by Section 16.1 above.

17.2

ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.5 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may only be adjusted to the extent permissible under Code Section 162(m).

17.3	AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, except for amendments of the Plan before a Change in Control and on or before December 31, 2006 (or such later date, if any, to which the plan amendment deadline referred to in Section XI.B. of the Preamble to Proposed Treasury Regulation Sections 1.409A-1, 1.409A-2, 1.409A-3 and 1.409A-6 is extended) to conform to the provisions of Code Section 409A with respect to amounts subject to that Code Section, or to ensure that Awards do not provide for a deferral of compensation for purposes of Code Section 409A.

ARTICLE 18. WITHHOLDING

18.1	TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2	SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or the issuance of Shares subject to Stock Units, upon payments relating to Performance Shares and Performance Units or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined up to the minimum statutory federal and state tax, including payroll taxes, required to be withheld on the transaction. All such elections shall be made in writing, signed by Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 19. INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

ARTICLE 20. SUCCESSORS

All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation, or otherwise.

ARTICLE 21. LEGAL CONSTRUCTION; GENERAL PROVISIONS

21.1	GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

21.2	SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.3	REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.4	SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to qualify for the applicable exemptions under Rule 16b-3 or its successors under the Exchange Act. The Plan shall be administered, interpreted and construed to carry out such intention, and to the extent that any provision of the Plan cannot be so administered, interpreted and construed it shall be disregarded.

21.5	GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, and the validity, interpretation and construction thereof, and the rights of all persons having or claiming to have any rights thereunder, shall be determined exclusively in accordance with and governed by the laws of the state of Delaware, without giving effect to the conflicts of laws principles of that state. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

21.6	PLAN NON-EXCLUSIVE. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or awards to officers, directors or employees of the Company, or to any class or group of such persons (including without limitation Employees), which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, stock incentive, stock option, stock purchase, retirement, pension or group insurance plan.

21.7	COMPLIANCE WITH CODE SECTION 409A. Any provision of the Plan to the contrary notwithstanding, Awards under the Plan are intended either (a) to not provide for a deferral of compensation within the meaning of Code Section 409A, or (b) to meet any applicable requirements of paragraphs (a)(2), (a)(3) and (a)(4) of Code Section 409A, in either case (a) or (b) to the end that no compensation payable under the Plan will be required to be included in any Participant’s gross income pursuant to subparagraph (a)(1)(A) of Code Section 409A. The Plan and Awards thereunder shall be administered, interpreted and construed to fulfill that intention, and any provision of the Plan or any Award that cannot be so administered, interpreted and construed shall to that extent be disregarded.

21.8	RECOUPMENT OF AWARDS UNDER CERTAIN CIRCUMSTANCES. A Participant’s acceptance of any Award the grant or vesting of which is explicitly based on financial performance as reported in the consolidated financial statements of the Corporation shall be deemed to constitute his agreement that, if any of the financial statements on which the grant or vesting of such Award is explicitly based is materially restated before two years elapse after such Award is granted or vests (whichever is later), the Participant will repay any portion of such Award that would not have been granted or vested on the basis of financial performance as reported in the financial statements as materially restated; provided that this Section 21.8 shall apply after a Change in Control only if the restatement is required by law or generally accepted accounting principles, and, provided further, that the provisions of this Section 21.8 shall be in addition to and shall not limit any other rights and remedies the Company may have with respect to the recoupment of Awards at law, by contract or otherwise.

AMSOUTH BANCORPORATION

Annual Meeting of Shareholders

April 20, 2006

11:00 AM

Birmingham, Alabama

PROXY CARD

AMSOUTH BANCORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John D. Buchanan and Carl L. Gorday, and each of them, proxies with full power of substitution, to vote all of the shares of common stock of AmSouth Bancorporation held of record by the undersigned at the Annual Meeting of Shareholders to be held on Thursday, April 20, 2006, and at any adjournments thereof. This card also provides voting instructions for shares held in the AmSouth Bancorporation Thrift Plan and/or the AmSouth Bancorporation Direct Stock Purchase and Dividend Reinvestment Plan, and held of record by the trustee and agent of such plans. If no directions are given, the proxies will vote for the election of all nominees, for Proposals 2 and 3, and against Proposals 4 and 5. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors, if any nominee named herein becomes unable or unwilling to serve, and (ii) on any other matter that may properly come before the meeting.

Please sign exactly as name or names appear(s) on this proxy. When signing as attorney, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(continued, and to be signed, on other side)

AMSOUTH BANCORPORATION C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMSOUTH BANCORPORATION, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

AMST01                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMSOUTH BANCORPORATION

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 3, and AGAINST Proposals 4 and 5.

DIRECTORS’ PROPOSALS - DIRECTORS RECOMMEND A VOTE “FOR”				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Election of Directors				☐	☐	☐	_____________________________
Proposal 1. Nominees:

01) Martha R. Ingram	ê
02) Charles D. McCrary
03) C. Dowd Ritter
	For	Against	Abstain

Proposal 2. Ratification of Ernst & Young LLP as independent registered public accounting firm.	☐	☐	☐				SHAREHOLDER PROPOSALS - DIRECTORS RECOMMEND A VOTE “AGAINST”

Proposal 3. To approve the 2006 Long Term Incentive Compensation Plan.	☐	☐	☐				For	ê Against	Abstain
				Proposal 4. To approve the Shareholder Proposal relating to Political Contributions.			☐	☐	☐
				Proposal 5. To approve the Shareholder Proposal relating to Amendment of EEOC Policy.			☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

_________________________________________				__________________________________________
Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date